UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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H.B. Fuller Company

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H.B. Fuller connecting what matters. TM 2022 notice of annual meeting and proxy statement annual meeting to be held April xx, 2000

Office:	1200 Willow Lake Boulevard
St. Paul, Minnesota 55110-5101
Mail:	P.O. Box 64683
St. Paul, Minnesota 55164-0683
Phone:	(651) 236-5023

Dear Shareholder:

Our 2022 Annual Meeting of Shareholders will be held on Thursday, April 7, 2022. This year’s Annual Meeting will once again be a completely virtual meeting, which will be conducted via live webcast. A virtual meeting provides expanded access from any location around the world, improved communication and cost savings for our shareholders and the Company and helps to safeguard public health during the COVID-19 pandemic.

You can attend the meeting via the Internet at www.virtualshareholdermeeting.com/FUL2022, where you will be able to vote and submit questions electronically prior to and during the meeting. Specific instructions for accessing the meeting are provided in the attached Notice of Annual Meeting of Shareholders. The virtual meeting will begin promptly at 10:00 a.m. Central Time. The Notice of Annual Meeting of Shareholders and the Proxy Statement describe the business to be conducted at the meeting.

Your vote on the proposals is important. Whether or not you plan on attending the virtual meeting, we encourage you to vote your shares to make certain that you are represented at the meeting. You may vote via the Internet or by telephone or, if you received a printed copy of the proxy materials, by Internet, telephone or by mailing a proxy or voting instruction card.

Sincerely,
James J. Owens
President and Chief Executive Officer

February 23, 2022

Office:	1200 Willow Lake Boulevard
St. Paul, Minnesota 55110-5101
Mail:	P.O. Box 64683
St. Paul, Minnesota 55164-0683
Phone:	(651) 236-5023

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:

Thursday, April 7, 2022 at 10:00 a.m. Central Time. You may attend the virtual meeting, submit questions, and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/FUL2022. You will need your 16-digit control number to enter the Annual Meeting. You can find your control number in the Notice Regarding the Availability of Proxy Materials, proxy card, instruction form or email you received relating to the meeting. In the Notice, proxy card and voting information form, the control number is in the box marked by the arrow. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.

Items of Business:

1.   The election of three directors named in the attached Proxy Statement. Three directors will serve for a three-year term until the 2025 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

2. The ratification of the appointment of Ernst & Young LLP as H.B. Fuller’s independent registered public accounting firm for the fiscal year ending December 3, 2022.

3. A non-binding advisory vote to approve the compensation of our named executive officers as disclosed in the attached Proxy Statement.

4. Any other business that may properly be considered at the meeting or any adjournment thereof.

Record Date:	You are entitled to vote on the above items of business if you were a shareholder of record at the close of business on February 9, 2022.

Voting by Proxy:

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, we encourage you to submit your proxy as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the materials you received, the section entitled “Questions and Answers about the Meeting” beginning on page 58 of the attached Proxy Statement, or if you received printed proxy materials, the enclosed proxy or voting instruction card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the attached Proxy Statement.

By Order of the Board of Directors
Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

February 23, 2022

H. B. FULLER | 2022 Proxy Statement

GLOSSARY OF FREQUENTLY USED TERMS

2018 Incentive Plan	the H.B. Fuller Company 2018 Master Incentive Plan
2020 Incentive Plan	the Amended and Restated H.B. Fuller Company 2020 Master Incentive Plan
401(k) Plan	the H.B. Fuller Company 401(k) and Retirement Plan
Adjusted EBITDA	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization as defined on page 38
Adjusted Net Revenue	Defined on page 38
Adjusted EPS	Adjusted earnings per share
Board	Board of Directors of H.B. Fuller Company
CEO	Chief Executive Officer
CFO	Chief Financial Officer
Company, H.B. Fuller, we, our	H.B. Fuller Company
COO	Chief Operating Officer
DC Restoration Plan	the H.B. Fuller Defined Contribution Restoration Plan
DDCP	the H.B. Fuller Directors Deferred Compensation Plan
EPS	Earnings per share
ESG	Environmental, Social and Governance
Exchange Act	Securities Exchange Act of 1934, as amended
EY	Ernst & Young LLP
GAAP	Generally Accepted Accounting Principles in the United States
KEDCP	Key Employee Deferred Compensation Plan
LTIP	Long-term incentive plan
NEOs	Named executive officers of H.B. Fuller Company
Non-GAAP	Financial measures reconciled to, but not in accordance with, Generally Accepted Accounting Principles
NQSO	Non-qualified stock option
NYSE	New York Stock Exchange
PSO	Performance-based stock option
PSU	Performance-based stock unit
RSU	Restricted stock unit
ROIC	Return on invested capital as defined on page 40
SEC	the Securities and Exchange Commission
TSR	Total shareholder return

H. B. FULLER | 2022 Proxy Statement 2

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 7, 2022

The Board of Directors of H.B. Fuller Company is soliciting proxies to be used at the Annual Meeting of Shareholders to be held on April 7, 2022, and at any adjournment and reconvening of the meeting. We first made this Proxy Statement and the 2021 Annual Report to Shareholders available to our shareholders on or about February 23, 2022.

PROXY SUMMARY

Provided below are highlights of some of the information contained in this Proxy Statement. These highlights are only a summary. Please review the complete Proxy Statement and 2021 Annual Report to Shareholders before you vote.

Annual Meeting of Shareholders

DATE AND TIME:	PLACE:	VOTING:
Thursday, April 7, 2022 at 10:00 a.m. Central Time RECORD DATE: Wednesday, February 9, 2022

Via the Internet. You may attend the virtual meeting by visiting
www.virtualshareholdermeeting.com/FUL2022
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

You may vote by proxy or at the virtual meeting if you were a shareholder of record at the close of business on February 9, 2022 (see pages 58 – 62) for more information on voting)

H. B. FULLER | 2022 Proxy Statement 3

PROXY SUMMARY

Proposals Requiring Your Vote

Your vote is important. Whether or not you plan to attend the virtual meeting, we encourage you to vote your shares to make certain that you are represented at the meeting.

Proposal	Board Recommendation	Page

PROPOSAL 1 – Election of Directors	FOR	9

In selecting director nominees, our Board carefully considers the qualifications of each candidate and the overall composition of the Board. The following table provides summary information about each of the director nominees:

MICHAEL J. HAPPE	JAMES J. OWENS	DANTE C. PARRINI
(Class II)	(Class II)	(Class II)
Director Since: 2021	Director Since: 2010	Director Since: 2012
Roles on the Board:		Roles on the Board:
Audit Committee and Compensation Committee		Compensation Committee (Chair) and Corporate Governance and Nominating Committee
Independent?	Independent?	Independent?
Yes	No	Yes
Other Public Company Boards:	Other Public Company Boards:	Other Public Company Boards:
Winnebago Industries, Inc.	Donaldson Company, Inc.	Glatfelter Corporation

If elected, Mr. Happe, Mr. Owens and Mr. Parrini would serve as Class II directors for a three-year term until the 2025 Annual Meeting and until their successors are duly elected and qualified or until their earlier resignation or removal.

Proposal	Board Recommendation	Page
PROPOSAL 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	27

The Audit Committee has approved the appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2022. Shareholders are asked to ratify this appointment.

PROPOSAL 3 – Non-Binding Advisory Vote on Executive Compensation	FOR	57

In fiscal year 2021, shareholders showed their support for our executive compensation program with 93% of the votes cast for approval of the annual advisory vote on executive compensation. While shareholders have endorsed the Company’s executive compensation program, the Compensation Committee continually evaluates the program to ensure that it is designed to provide a competitive compensation package that rewards executive officers for sustained financial and operating performance that creates long-term value for our shareholders. Recent enhancements are summarized under “Fiscal 2021 Changes to Executive Compensation Program.”

H. B. FULLER | 2022 Proxy Statement 4

PROXY SUMMARY

2021 Performance Highlights

We successfully executed on our priorities for fiscal year 2021 – including volume growth, pricing to value and realizing greater productivity – and we drove double-digit organic revenue growth relative to both 2019 and 2020. Our fiscal year results exceeded the goals we set at the beginning of the year despite extraordinary business challenges, demonstrating the resiliency of our global team.

Throughout the year, we took decisive actions to deliver strong results against complex supply chain constraints and unprecedented inflationary pressures. We implemented $450 million of annualized price adjustments, gained share through innovation, drove operating efficiencies, and maintained unwavering focus on supporting our customers’ success. We captured new business opportunities across our end markets by delivering innovative adhesive solutions to meet changing consumer needs and greater demand for sustainable goods. And consistent execution of our strategy of innovation, and dedication to our culture of collaboration to serve customers first and fastest, enabled our success.

Fiscal 2021 Business Results. We are proud of the financial results we delivered in fiscal 2021, including:

•	Net revenue of $3,278 million, up 17.5%;
•	Net income of 161 million, up 30%;
•	EPS growth of 26%, with Adjusted EPS up 22%;
•	Adjusted EBITDA of $467 million, up 15%;
•	Net debt to adjusted EBITDA ratio of 3.3x, improved 4.1x at the end of fiscal year 2020; and
•	For the 52nd consecutive year, we implemented an increase in the amount of quarterly cash dividends paid to shareholders, with a 3% increase this year.

Adjusted EPS and Adjusted EBITDA are non-GAAP financial metrics that are reconciled with the most directly comparable GAAP financial metrics in Annex A.

Executive Compensation Program (For More Information, See Pages 28 - 43)

Our program emphasizes pay for performance using short- and long-term incentive awards as a significant percentage of total compensation. The graphs below show each element of total direct compensation (base salary, short-term incentive, and long-term incentive) as a percentage of total direct compensation for fiscal year 2021 for the CEO and the other NEOs listed in the “Summary Compensation Table”) (excluding Mr. Tometich, who resigned prior to the fiscal year end).

Short-term incentive awards are performance-based cash awards granted pursuant to the STIP. Actual results on all STIP metrics are set forth in a table on page 37 of this Proxy Statement. STIP payments can range from 0% to 200% of target. In fiscal year 2021, the achievement of our financial metrics resulted in short-term cash incentive payouts for our CEO, CFO and COO of 138% of target and ranged from 138% to 156% of target for our other NEOs, based in part on the performance of the global business units that they lead. All short-term incentive awards earned for fiscal year 2021 are also shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” later in this Proxy Statement.

Long-term incentive awards are equity awards granted pursuant to the LTIP. The awards are composed of NQSOs, RSUs and PSUs.   All equity awards granted in fiscal year 2021 are shown in the “Grants of Plan-Based Awards During Fiscal 2021” table later in this Proxy Statement.

H. B. FULLER | 2022 Proxy Statement 5

PROXY SUMMARY

See further discussion and detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

OTHER HIGHLIGHTS OF OUR EXECUTIVE COMPENSATION PROGRAM

•

For awards granted in fiscal 2021 and thereafter, 25% of NEO equity awards are PSUs cliff vesting at the end of a three-year performance period, as described under “Fiscal 2021 Changes to Executive Compensation Program.”

•

A policy regarding “claw-backs” of executive and key manager incentive compensation if there is a material restatement of the Company’s financial statements or if there is misconduct by an executive or key manager;

•	A prohibition on hedging, pledging and certain other transactions in the Company's securities by directors and executive officers;
•	Policies for responsible share usage and governance of our equity compensation plans, including a prohibition on re-pricing of stock options;
•	A double-trigger is required for accelerated equity vesting upon a change-in-control for equity grants to NEOs, beginning in mid-fiscal year 2018;
•	Removal of tax gross-up provisions from change-in-control agreements entered into beginning in mid-fiscal year 2018; and
•	Stock ownership goals of five times base salary for our CEO and three times base salary for our other executive officers, which goals are reviewed annually.

Fiscal 2021 Changes to Executive Compensation Program

Effective for LTIP awards granted fiscal year 2021 and thereafter, PSUs moved from three-year ratable vesting to three-year cliff vesting, using ROIC as a metric. However, the target is now a three-year target, versus individual annual ROIC targets. Cliff vesting better aligns with our focus on overall ROIC performance over the three-year performance period of the award, incentivizes long-term strategic thinking and behavior, and enhances the retention value of the award. In addition, we granted time-based RSUs to the CEO, rather than a PSU grant that vests over three years only if the Company achieves at least a threshold level of Adjusted EPS, Adjusted Net Revenue or Adjusted EBITDA in the first year of the grant. This change was made to increase the long-term orientation of the CEO’s compensation and to be consistent with the RSU and PSU grants received by the other NEOs.

Board Composition and Diversity

The Board believes that its membership should reflect a diversity of experience, skills, geography, gender, and ethnicity that can enrich its deliberations. The following pie charts provide information about certain aspects of our Board’s diversity as of January 31, 2021.

BOARD DIVERSITY

H. B. FULLER | 2022 Proxy Statement 6

PROXY SUMMARY

AVERAGE BOARD TENURE: 10.1 YEARS

Due to the departure of Ms. Hilado at the beginning of fiscal year 2022, as of January 31, 2022, our Board had no members who self-identify as racially or ethnically diverse. Dr. Srilata Zaheer has been appointed as a director of the Company effective April 6, 2022 and she will serve on the Audit Committee and the Compensation Committee. Additional information on our policies regarding Board composition and Board diversity may be found under “Proposal 1 – Election of Directors – How can a shareholder suggest a candidate for election to the Board?”

Shareholder Engagement

We have periodically proactively reached out to many of our long-term shareholders to obtain their input on our governance, sustainability, and compensation programs. We have generally received positive feedback and have planned our programs based in part on such feedback when appropriate.

H. B. FULLER | 2022 Proxy Statement 7

PROXY SUMMARY

H.B. FULLER COMPANY’S SUSTAINABILITY EFFORTS, HUMAN RIGHTS POLICY,

CORPORATE GIVING AND EMPLOYEE VOLUNTEERISM

At H.B. Fuller, we are committed to creating positive change for all our stakeholders, including customers, employees, shareholders, and communities. We know that our company is best positioned for success when we win the right way, by creating sustainable solutions, taking care of our communities, and planning for the future. Social responsibility is fundamental to who we are as a company and also is a source of competitive advantage. We continually strive to minimize the environmental impact of our operations, while holding safety as a Company value and providing a dynamic and supportive workplace for our employees. We are also committed to basic human rights in our business and across our supply chain, as stated in the H.B. Fuller Human Rights Policy, which can be found in the “Sustainability” section of our corporate website (hbfuller.com). We are committed to minimize our ecological footprint and set targets for four key sustainability metrics: energy intensity, greenhouse gas emissions intensity, waste intensity and water withdrawal intensity.  We report annually on our sustainability targets, volunteerism and philanthropy in our Annual Sustainability Report, which may be downloaded from our “Sustainability” section of our corporate website (hbfuller.com). This report, our Human Rights Policy and our website are not incorporated by reference in, and are not part of, this Proxy Statement.

H. B. FULLER | 2022 Proxy Statement 8

PROPOSAL 1—ELECTION OF DIRECTORS

PROPOSAL

The Board of Directors will be composed of ten directors divided into three classes, upon the effectiveness of Dr. Zaheer’s appointment on April 6, 2022. Generally, each year one class of directors stands for election for a three-year term. The term of office for Class II directors, consisting of Michael J. Happe, James J. Owens, Dante C. Parrini, and John C. van Roden, Jr. will expire at the Annual Meeting. Mr. Happe, Mr. Owens and Mr. Parrini are being nominated to serve an additional three-year term of office until the 2025 Annual Meeting and until their successors are duly elected and qualified or until their earlier resignation or removal and each has agreed to serve as a director if elected. Mr. van Roden has elected to retire at the end of his current term following the Annual Meeting. Following the Annual Meeting, the Board of Directors will be comprised of nine directors. For information on how a shareholder may suggest a person to be a nominee to the Board, see “How can a shareholder suggest a candidate for election to the Board?”

Unless earlier terminated due to retirement or resignation, the term of office for Class III directors, consisting of Daniel L. Florness, Lee R. Mitau, and Teresa J. Rasmussen will expire at the Annual Meeting in 2023, and the term of office for Class I directors, consisting of Thomas W. Handley, Srilata Zaheer and Ruth S. Kimmelshue will expire at the Annual Meeting in 2024.

If, for any reason, any nominee becomes unable to serve before the election, the persons designated as proxies will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board, at its option, may reduce the number of directors constituting Class II directors. Mr. Happe was appointed as a Class II director effective January 20, 2021 and Ms. Zaheer was appointed as a Class I director effective April 6, 2022.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES.

H. B. FULLER | 2022 Proxy Statement 9

PROPOSAL 1—ELECTION OF DIRECTORS

WHO ARE THE NOMINEES?

The following directors are standing for re-election for a three-year term until the 2025 Annual Meeting of Shareholders and until the successors are duly elected and qualified or until their earlier resignation or removal.

Class II (Term Ending in 2022)

Age 50 Independent Director since 2021 Committees: Audit and Compensation Other Public Company Boards: Winnebago Industries, Inc.

Michael J. Happe

Biography

President and Chief Executive Officer (2016-present), Winnebago Industries, Inc., leading North American manufacturer of outdoor lifestyle products that are used primarily in leisure travel and outdoor recreation activities. Prior to joining Winnebago, Mr. Happe served as Executive Officer and Group Vice President at The Toro Company. During his 19 years at Toro, he held a series of senior leadership positions across a variety of domestic and international positions.

Qualifications

Mr. Happe brings to the Board a strong business acumen in leading domestic and international businesses at Winnebago and Toro, both public companies. He is a proven leader with experience at building strong organization structures and driving global sales growth and profitability. His extensive experience as an executive leader of significant manufacturing companies is a great benefit to the Company and the Board.

Age 57 Director since 2010 Committees: None Other Public Company Boards: Donaldson Company, Inc.

James J. Owens

Biography

President and Chief Executive Officer (2010-present), H.B. Fuller Company. Previously, Mr. Owens served as Senior Vice President, Americas (2010) and Senior Vice President, North America (2008-2010). He was also Senior Vice President of Henkel Corporation, a global manufacturer of home care products, cosmetics, toiletries, and adhesives products (2008).

Qualifications

Mr. Owens brings to the Board his extensive experience in the global adhesives business. In addition to his experience with H.B. Fuller and Henkel, Mr. Owens spent 22 years with National Starch’s adhesives business, a division of ICI (Imperial Chemical Industries Limited) in a variety of management positions, including experience as a Corporate Vice President and General Manager and as a Vice President and General Manager of Europe/Middle East and Africa. Also, Mr. Owens currently serves as a director of the American Chemical Association and as a director of NAM (National Association of Manufacturers). Mr. Owens brings to Board discussions and deliberations his deep knowledge of the adhesives industry and public company Board experience and is the voice of management on the Board.

H. B. FULLER | 2022 Proxy Statement 10

PROPOSAL 1—ELECTION OF DIRECTORS

Age 57 Independent Director since 2012 Committees: Compensation (Chair) and Corporate Governance and Nominating Other Public Company Boards: Glatfelter Corporation

Dante C. Parrini

Biography

Chairman and Chief Executive Officer (2011-present), Glatfelter Corporation, a leading global supplier of engineered materials. Previously, Mr. Parrini served as Executive Vice President and Chief Operating Officer (2005-2010) at Glatfelter.

Qualifications

Mr. Parrini brings to the Board a broad range of management experience, CEO experience and public company Board experience. In his different capacities during 24 years at Glatfelter, he has had responsibility for worldwide operations (including global profit and loss), international and domestic sales, marketing, new product development, global supply chain management, information technology, human resources, and strategy and development.

HOW CAN A SHAREHOLDER SUGGEST A CANDIDATE FOR ELECTION TO THE BOARD?

The Corporate Governance and Nominating Committee of the Board reviews and recommends candidates for election to the Board. Generally, current directors or third-party search firms engaged by the Corporate Governance and Nominating Committee identify candidates for consideration by the Committee. No third-party search firm was engaged during fiscal year 2021. The Corporate Governance and Nominating Committee reviews candidates and reports their recommendations to the Board of Directors, including an assessment of a candidate’s judgment, experience, independence and such other factors as the Corporate Governance and Nominating Committee concludes are pertinent considering the Board’s needs. The Board of Directors believes that its membership should reflect a diversity of experience, skills, geography, gender, and ethnicity that can enrich its deliberations. The Board invites each candidate to self-identify diversity characteristics, which may include but are not limited to gender, racial or ethnic background, as well as diverse work experiences, military service, or socio-economic or demographic characteristics. It considers diversity when evaluating director candidates and setting priorities for director searches.

The Committee considers candidates recommended by any shareholder using the same criteria set forth above. Recommendations may be sent to the Corporate Governance and Nominating Committee in care of the Corporate Secretary of H.B. Fuller. No shareholder recommended any candidate during fiscal year 2021. For the Board to consider a candidate for nomination at the 2023 Annual Meeting, shareholders must submit the required information to the Corporate Secretary by the close of business on October 26, 2022.

H. B. FULLER | 2022 Proxy Statement 11

PROPOSAL 1—ELECTION OF DIRECTORS

WHO ARE THE REMAINING DIRECTORS?

The following directors are not standing for re-election at the Annual Meeting and their service will continue until the end of their respective terms.

Class III (Term Ending in 2023)

Age 58 Independent Director since 2018 Committees: Audit and Compensation Other Public Company Boards: Fastenal Company

Daniel L. Florness

Biography

President and Chief Executive Officer (2016-present) of Fastenal Company, which provides fasteners, tools, and supplies to companies to manufacture products, build structures, protect personnel, and maintain facilities and equipment. Previously, Mr. Florness served as Executive Vice President and Chief Financial Officer (2002-2015) and Chief Financial Officer (1996-2002) of Fastenal, and as a Senior Manager (1986-1996) of KPMG LLP.

Qualifications

Mr. Florness brings to the Board a broad range of financial and management experience, CEO experience and public company Board experience. Prior to becoming CEO at Fastenal, his responsibilities included finance, leadership of a portion of a manufacturing division, product development and procurement, and Fastenal’s national accounts business. He also brings deep knowledge and understanding of corporate strategy, and experience growing a business from a $250 million business with operations in two countries to a $5.9 billion global entity with a direct presence in 25 countries.

The Board of Directors has determined that Mr. Florness is an audit committee financial expert as that term is defined under the rules of the SEC.

Age 73

Independent

Director since 1996, Independent Chairman of the Board since 2006

Committees:

Compensation and Corporate Governance and Nominating (Chair)

Other Public Company Boards: Chairman of the Board of Graco Inc.

Lee R. Mitau

Biography

Chairman of the Board (2002-2006 and 2007-present) of Graco Inc.  Previously, Mr. Mitau served as Executive Vice President and General Counsel (1995-2013) of U.S. Bancorp.

Qualifications

Mr. Mitau brings to the Board extensive public company legal and governance expertise. He is widely recognized as an expert in the area of corporate governance. He also has expertise in the areas of corporate governance, corporate finance and mergers and acquisitions through his career as chief legal officer of one of the largest banks in the U.S and as a practicing attorney with Dorsey & Whitney LLP, a global law firm, where he headed the firm’s corporate and securities practice. Since 1990, he has also served on the board of Graco. During his 25 years of service on the Board, Mr. Mitau has developed an in- depth knowledge of our Company and its businesses. Mr. Mitau’s unique combination of experiences makes him particularly well-qualified to serve as our Chairman.

H. B. FULLER | 2022 Proxy Statement 12

PROPOSAL 1—ELECTION OF DIRECTORS

Age 65 Independent Director since November 2020 Committees: Audit and Compensation

Teresa J. Rasmussen

Biography

President and Chief Executive Officer (2018-present) of Thrivent Financial for Lutherans, a not-for-profit financial services organization. Previously, Ms. Rasmussen served as President of Thrivent’s core business (2015-2018) and Senior Vice President, General Counsel and Secretary (2005-2015) of Thrivent. Ms. Rasmussen served in a variety of executive roles, including Vice President, Chief Legal Officer and Senior Lawyer with American Express as well as in legal roles at Northeast Securities Corporation, Oppenheimer Wolff & Donnelly LLP, and the U.S. Department of Justice.

Qualifications

Ms. Rasmussen brings to the Board unique strengths given her extensive financial and legal experience, in addition to her executive and leadership roles at Thrivent. She will contribute greatly to ongoing strategic growth initiatives. She has a deep understanding of how to address changing market trends, build and sustain strong organizational cultures, and deliver quality and service commitments to customers and clients. Ms. Rasmussen serves on the Board of Directors of Thrivent.

Class I (Term Ending in 2024)

Age 67 Independent Director since 2010 Committees: Audit and Corporate Governance and Nominating Other Public Company Boards: Republic Services, Inc.

Thomas W. Handley

Biography

Chief Operating Officer (August 2019-present) of Cascade Asset Management Company which manages the financial assets of William H. Gates III and the Bill and Melinda Gates Foundation Trust. Previously, Mr. Handley served in various senior executive positions for Ecolab, Inc., a global company providing businesses with solutions for clean water, safe food, abundant energy, and healthy environments, including President and Chief Operating Officer (2012-April 2019). He also held various management positions (1981-2003) with The Procter & Gamble Company, including serving as Vice President and General Manager for P&G’s paper products businesses in Japan and Korea and as a Vice President for Strategic Planning and Marketing of the Global Feminine Care business; Mr. Handley also managed various businesses in Mexico and Latin America for P&G.

Qualifications

Mr. Handley brings to our Board a valuable operating perspective due to his broad experience in a variety of markets, businesses and investments, both domestically and internationally, while at Cascade Asset Management, Ecolab and P&G. He also has experiences with increasing Ecolab’s presence in new markets and in the specialty chemical industry, which are critical to H.B. Fuller’s growth strategy. In addition, Mr. Handley has governance experience in a variety of settings, both from a management perspective at Cascade Asset Management and Ecolab, as a member on another public company board and as a current and former board member of several non-profit organizations, foundations and privately-held companies.

The Board of Directors has determined that Mr. Handley is an audit committee financial expert as that term is defined under the rules of the SEC.

H. B. FULLER | 2022 Proxy Statement 13

PROPOSAL 1—ELECTION OF DIRECTORS

Age 59 Independent Director since 2017 Committees: Audit and Compensation

Ruth S. Kimmelshue

Biography

Corporate Senior Vice President, Animal Nutrition and Health Global Enterprise (April 2021-present) of Cargill, Incorporated, a global company providing food, agriculture, financial and industrial products, and services globally. Ms. Kimmelshue previously served as head of Operations and Supply Chain (2015-2021) and as Chief Sustainability Officer (2017-2021), a Corporate Leader (2015) for Cargill’s Animal Protein and Salt businesses; Business Unit President (2013-2015) for Cargill Turkey & Cooked Meats; several positions (1999-2013) including Business Unit President of Cargill Salt, and Vice President, Commercial Manager of Cargill AgHorizons, and leader of Cargill Supply Chain Solutions. She also held various positions (1986-1999), at Continental Grain, including roles in grain and oilseed merchandising and trading, facility and general management, economic analysis, and marketing and sales in the U.S. and Europe.

Qualifications

Ms. Kimmelshue brings to our Board, a depth of experience in leading successful global businesses at Cargill and Continental Grain. She has extensive experience in operations and supply chain, which is extremely valuable to the Board and our management team.

Age 68 Independent Director effective April 6, 2022 Committees: Audit and Compensation

Srilata Zaheer

Biography

Dean of the Carlson School of Management of the University of Minnesota (2012-present) where she also holds the Elmer L. Andersen Chair in Global Corporate Social Responsibility. She has served as a director of the Federal Reserve Bank of Minneapolis since 2017 and as Chair of the Board of the Federal Reserve Bank of Minneapolis (2020-present). Dr. Zaheer has worked in India, China, Nigeria, France, Italy, Poland, and Brazil.

Qualifications

Dr. Zaheer brings to the Board deep experience in international business strategy and strong networks in China and India, both important growth markets for our Company. She also has a deep understanding of developing robust corporate social responsibility strategies and programs that will complement our ESG efforts.  Dr. Zaheer is a strong leader with deep understanding of global business strategy, including building strong partnerships to diversify and scale service offerings, implementing end-to-end digital transformation to drive performance, and developing strong, global talent pipelines. She has a background in multinational, corporate financial management, and she will bring to the Company insights that will further strengthen our strategy and growth trajectory.

H. B. FULLER | 2022 Proxy Statement 14

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board, upon recommendation of the Corporate Governance and Nominating Committee, has adopted Corporate Governance Guidelines, which summarize many of the corporate governance principles that the Board follows in governing H.B. Fuller. The guidelines are available for review on our website (www.hbfuller.com) in the “Governance” section of the Investor Relations page.

Director Independence

Pursuant to our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange (“NYSE”), the Board has determined that all Board members, other than Mr. Owens, are independent. No director is considered independent unless the Board affirmatively determines that such director has no material relationship with H.B. Fuller. In assessing the materiality of any person’s relationship with H.B. Fuller, the Board considers all relevant facts and circumstances, including not only direct relationships between H.B. Fuller and each director but also any relationships between H.B. Fuller and any entity with which a director is affiliated.

The Board reviewed certain transactions between H.B. Fuller and our directors and entities with which they are affiliated and determined that they were made or established in the ordinary course of business and that the directors had no direct or indirect material interest in the transactions. These directors recused themselves from this review and determination as it related to the entities with which they are affiliated. The Board considered customer-supplier transactions between: (i) the Company and Fastenal Company, of which Mr. Florness is the President and Chief Executive Officer, (ii) the Company and Cargill, Incorporated, of which Ms. Kimmelshue is Corporate Senior Vice President, Business Operations & Supply Chain and (iii) the Company and Winnebago Industries, Inc., of which Mr. Happe is the Chief Executive Officer. The Board also reviewed H.B. Fuller’s charitable contributions to, and services provided by, the University of Minnesota and its Carlson School of Management, Dr. Zaheer’s employer. The dollar amounts involved in the transactions fall below the thresholds set by the NYSE for director independence.

Meetings of the Board and the Board’s Committees

Directors are expected to attend the Annual Meeting of Shareholders and all meetings (including virtual meetings) of the Board and each committee on which they serve. During the 2021 fiscal year, the Board held eight meetings. Each of the directors attended greater than 75% of the meetings of the Board and Board committees on which the directors served during the 2021 fiscal year. In addition, all the directors attended our Annual Meeting of Shareholders held on April 8, 2021.

What are the roles of the Board’s Committees?

The Board of Directors is responsible for the overall affairs of H.B. Fuller. The Board conducts its business through meetings of the Board and three standing committees: Audit, Compensation, and Corporate Governance and Nominating. The Board has adopted a written charter for each committee. The charters for each of these committees are available for review on our website (www.hbfuller.com) in the “Governance” section of the Investor Relations page. Information regarding the three standing committees is set forth below. When necessary, the Board may also establish ad hoc committees to address specific issues. The members of the committees as of January 31, 2022 are as follows:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
John C. van Roden, Jr. (Chair)	Dante C. Parrini (Chair)	Lee R. Mitau (Chair)
Daniel L. Florness	Daniel L. Florness	Thomas W. Handley
Thomas W. Handley	Michael J. Happe[1]	Dante C. Parrini
Michael J. Happe[1]	Ruth S. Kimmelshue	John C. van Roden, Jr.
Ruth S. Kimmelshue	Lee R. Mitau
Teresa J. Rasmussen	Teresa J. Rasmussen

(1)	Mr. Happe joined the Board effective January 20, 2021.

H. B. FULLER | 2022 Proxy Statement 15

CORPORATE GOVERNANCE

AUDIT COMMITTEE

Number of Meetings in fiscal year 2021:  Nine

Functions: The Audit Committee reviews the Company's financial information and disclosures, appoints the independent registered public accounting firm to audit our consolidated financial statements, oversees the audit and the independence and performance of our independent registered public accounting firm, determines and pre-approves the type and scope of all audit, audit-related and non-audit services provided by our independent registered public accounting firm, oversees our internal audit function, reviews the performance of our retirement plans and reviews our annual audited consolidated financial statements, accounting principles and practices and the adequacy of internal controls. In addition, the Audit Committee reviews the Company’s risk management policies, procedures, and controls to assess their adequacy and appropriateness in the context of the Company’s business and operating environment, and review steps that management takes to monitor and mitigate risk exposures. The Committee reviews, on an annual basis, the overall enterprise risk management approach and management’s assessment and mitigation of significant risk factors impacting the Company’s business and operating environment. The Committee also monitors compliance with legal and regulatory requirements, our Code of Business Conduct and our Policy and Procedures Regarding Transactions with Related Persons.

All the members of the Audit Committee are considered independent as that term is defined by our Corporate Governance Guidelines, the listing standards of the NYSE and the applicable rules and regulations of the SEC. The Board of Directors has also determined that John C. van Roden, Jr., Daniel L. Florness and Thomas W. Handley satisfy the requirements of an audit committee financial expert as such term is defined under the rules and regulations of the SEC. The Audit Committee Report for fiscal year 2021 is included in this Proxy Statement.

COMPENSATION COMMITTEE

Number of Meetings in fiscal year 2021:  Five

Functions: The Compensation Committee establishes overall compensation programs and practices for executives and reviews and approves compensation, including salary, incentive programs, stock-based awards, retirement plans, perquisites and other supplemental benefits, employment agreements, severance agreements, change in control provisions and other executive compensation items for our executive officers. The Compensation Committee monitors the competitiveness, fairness and equity of our retirement plans and administers our stock-based compensation plans and individual awards.

The Compensation Committee annually reviews and approves compensation for our non-employee directors including retainers, equity awards, and other compensation and expense items.

The Compensation Committee may delegate its authority to the Chair of the Compensation Committee to accelerate vesting of outstanding awards. The Committee intends this delegation of authority to be for situations of retirement or termination, and where it is impractical to obtain participation by all Committee members.

All the members of the Compensation Committee are considered independent as that term is defined by our Corporate Governance Guidelines and the listing standards of the NYSE. The Compensation Committee Report for fiscal year 2021 is included in this Proxy Statement.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Number of Meetings in fiscal year 2021: Five

Functions: The Corporate Governance and Nominating Committee reviews matters of corporate governance, including our organizational structure and succession planning. This Committee evaluates and recommends new director nominees and evaluates each current director prior to nominating such person for re-election. The Corporate Governance and Nominating Committee reviews a director’s continued service if a director’s occupation changes during his or her term. This Committee also evaluates the performance of the Chairman of the Board, the President and Chief Executive Officer, and the directors, and makes recommendations to the Board regarding any shareholder proposals.

The Committee is also responsible for reviewing and assessing the Company’s policies and practices relating to significant issues of corporate social and public concern including environmental, social and governance (ESG) matters and may delegate to other Board committees responsibilities related to certain ESG matters as the Committee deems appropriate.  The Committee oversees the Company’s engagement with and disclosures concerning ESG matters.

H. B. FULLER | 2022 Proxy Statement 16

CORPORATE GOVERNANCE

The Corporate Governance and Nominating Committee considers shareholder recommendations for potential director nominees. See “How can a shareholder suggest a candidate for election to the Board?”

All the members of the Corporate Governance and Nominating Committee are considered independent as that term is defined by our Corporate Governance Guidelines and the listing standards of the NYSE.

Board’s Role in Oversight of Risk

In General

The Board believes that effective enterprise risk management must be an integral part of Board and Committee deliberations and activities throughout the year. As part of the enterprise risk management, the Board engages in the following activities throughout the fiscal year:

•

The full Board of Directors reviews the Company’s enterprise risk management process and a comprehensive assessment of key financial, operational, strategy and compliance/regulatory risks identified by management, as well as mitigating practices.

•

The Company’s strategy is reviewed with the Board on a regular basis and management considers input from the Board in setting and adjusting the Company’s strategy. The full Board of Directors discusses risks related to the Company’s annual financial plan and budget each fiscal year and risks related to the Company’s strategy and compliance and regulatory risks at meetings where these items are presented and reviewed.

•

The Board of Directors also encourages management to promote a corporate culture that integrates risk management into the Company’s strategy and day-to-day business operations in a way that is consistent with the Company’s targeted risk profile.

•

Each committee conducts its own risk assessment and management activities throughout the year (some of which are highlighted in the section on Board committees above) and reports its conclusions to the Board.

Through these processes, the Board continuously oversees a system to identify, assess and address material risks to the Company on a timely basis. During fiscal year 2021, the Board specifically reviewed the top risks identified during a comprehensive risk assessment process in fiscal year 2020. This review included a review of risk mitigation strategies and included the steps taken since the prior year review to enable the mitigation strategies.

In addition, the Board’s leadership structure, as described below in the section titled “Board Leadership Structure” supports its role in risk oversight. The Company presently has a separate Chairman of the Board and Chief Executive Officer. When those positions are combined, we have an independent Presiding Director. We have strong independent directors chairing each of our Board Committees, all of which are involved in risk oversight, and there is open communication between management and the non-employee directors.

Risk Assessment of Compensation Programs

Management conducted a risk assessment of the Company’s policies and programs relating to the compensation of employees, including those that apply to our executive officers. Management discussed the findings of the risk assessment with the Compensation Committee. Based on the assessment, the Company believes that its compensation policies and practices create an appropriate balance between our base salary compensation, short-term incentive compensation and long-term incentive compensation, thereby reducing the possibility of imprudent risk-taking and that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board of Directors does not require the separation of the offices of Chairman and Chief Executive Officer. Separation of these offices is an issue that is to be addressed as part of the Company’s succession planning. When the Chairman and Chief Executive Officer are separate offices, the Chairman will serve as the Presiding Director. However, when the Chief Executive Officer also holds the position of Chairman, a Presiding Director will be appointed by the Board to further the achievement of a strong, independent Board with an appropriate balance between the Board and the Chief Executive Officer. In such cases, the Chair of the Corporate Governance and Nominating Committee shall serve as the Presiding Director.

Mr. Mitau has served as our independent Chairman of the Board since December 2006 and, in this capacity, has acted as the Presiding Director at Board of Director meetings and during executive sessions of the non-management directors. Our Board has separated the

H. B. FULLER | 2022 Proxy Statement 17

CORPORATE GOVERNANCE

roles of Chairman of the Board and Chief Executive Officer since 2006, because it promotes independent Board oversight of management, capitalizes on existing Board expertise, and it is an effective allocation of duties as between the Chairman and the CEO. Mr. Mitau serves as the Chairman of the Board of Graco Inc. and has significant public company experience. The Chief Executive Officer, in consultation with the Chairman, establishes the agenda for each Board meeting. At the beginning of each fiscal year, the Chairman also publishes a schedule of topics to be discussed.

Director Elections

With respect to the election of directors, our Board has adopted a so-called “plurality-plus” standard. A plurality voting standard means that the three nominees receiving the most votes will be elected. In accordance with procedures set forth in our Corporate Governance Guidelines, at any shareholder meeting at which directors are subject to an uncontested election (i.e., an election where the only nominees are those recommended by the Board), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall submit to the Board a letter of resignation for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee shall promptly consider the resignation offer and recommend to the full Board whether to accept it. In considering whether to accept or reject the resignation offer, the Corporate Governance and Nominating Committee will consider all factors deemed relevant by members of the Corporate Governance and Nominating Committee, including, without limitation, (i) the perceived reasons why shareholders withheld votes “for” election from the director, (ii) the length of service and qualifications of the director, (iii) the director’s contributions to the Company, (iv) compliance with listing standards, (v)  the purpose and provisions of the Corporate Governance Guidelines, and (vi) the best interests of the Company and its shareholders. To the extent that one or more directors’ resignation is accepted by the Board, the Corporate Governance and Nominating Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board. Any director who tenders his or her offer to resign from the Board pursuant to this provision shall not participate in the Corporate Governance and Nominating Committee or Board deliberations regarding whether to accept the offer of resignation. The Board will act on the Corporate Governance and Nominating Committee’s recommendation within 90 days following the certification of the shareholder vote by the Inspector of Elections, which action may include, without limitation, acceptance of the offer of resignation, adoption of measures intended to address the perceived issues underlying the vote, or rejection of the resignation offer. Thereafter, the Board will publicly disclose its decision whether to accept the director’s resignation offer.

Board Performance Evaluation

The Board of Directors has a practice of annually reviewing its performance, and the performance of its committees and individual directors. Extensive input is received from each director during these annual performance reviews, as well as during the year, through written evaluation forms and other informal means of communication with the Chairman and other members of the Board.

Code of Business Conduct

We have a Code of Business Conduct applicable to all our directors and employees, including our principal executive officer, principal financial officer, and principal accounting officer. A copy of this Code of Business Conduct is available for review on our website (www.hbfuller.com) in the “Governance” section of the Investor Relations page.

Communications with Directors

Interested parties may contact the Board, any Board committee, the Chairman or any independent director, by communicating through the Corporate Secretary, whose contact information may be found on page 62. The Corporate Secretary reviews all communications, and after ascertaining whether such communications are appropriate to the duties and responsibilities of the Board, will forward such correspondence to the directors for their information and consideration. The Board has requested that the Corporate Secretary not forward the following types of communications to the Board: general solicitations for business or products; job applications or resumes; advertisements, junk mail and surveys; and any other communication that does not relate to the responsibilities of the Board.

H. B. FULLER | 2022 Proxy Statement 18

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has a written policy and procedures for the review, approval, or ratification of transactions with executive officers, directors and nominees for director, any person who is a security holder known to us to be the beneficial owner of more than five percent of any class of our stock, and immediate family members of these parties. In general, the policy provides that certain transactions with these related persons are subject to the review and prior approval of the disinterested members of the Audit Committee. If a transaction with a related party is entered into without the pre-approval of the Audit Committee, it shall not be deemed to be invalid or unenforceable, so long as the transaction is brought to the Audit Committee for ratification as promptly as reasonably practical after it is entered into or brought to the Company’s attention. Management shall make all reasonable efforts to cancel or annul the transactions that are not pre-approved or ratified.

All executive officers and directors of H.B. Fuller are informed in writing on an annual basis of these policies and procedures. The Audit Committee may use any process and review any information that it determines is reasonable to determine if a transaction is fair and reasonable and on terms no less favorable to H.B. Fuller than could be obtained in a comparable arm’s length transaction with a third party unrelated to H.B. Fuller.

In addition, on an annual basis, each of our directors and executive officers completes a questionnaire and discloses information regarding entities with which they and their immediate family members are affiliated. Any person nominated for election as a director must complete a questionnaire no later than the date he or she becomes a member of the Board of Directors. Any person who becomes an executive officer must complete a questionnaire as soon as reasonably practicable thereafter.

Our Audit Committee annually reviews all transactions and relationships including any disclosed in the director and officer questionnaires and approves or ratifies, as applicable, any transactions with related persons. The Board of Directors makes a formal determination regarding each director’s independence.

During fiscal year 2021, we had transactions, arrangements, and relationships with entities with which some of our related persons, specifically certain of our directors, are affiliated. However, in accordance with the procedures in the Company’s policy, the Audit Committee determined that those related persons had no direct or indirect material interest in those transactions, arrangements, and relationships.

H. B. FULLER | 2022 Proxy Statement 19

DIRECTOR COMPENSATION

The form and amount of compensation for each non-employee director is typically determined and reviewed annually by the Compensation Committee. Such compensation reflects the practices of boards in our peer group and is comprised of cash and Common Stock (or its equivalents). It is our practice to generally align to the market median/50th percentile among our peer companies.

2021 REVIEW OF DIRECTOR COMPENSATION

The Compensation Committee uses an independent compensation consultant to provide ongoing advice and information regarding design and implementation of the Company’s non-employee director compensation programs as requested by the Compensation Committee. See further discussion regarding the Compensation Committee’s independent consultant under the heading “Independent Compensation Consultant” in the “Compensation Discussion and Analysis” section in this Proxy Statement. The Compensation Committee periodically conducts an in-depth market review, including board retainers, committee chair retainers and annual stock-based awards.

After review of market data during fiscal 2021, the Committee approved the following changes to the non-employee director compensation: the Board cash retainer was increased from $90,000 to $100,000; the annual equity award was increased from $115,000 in value to $135,000; and the Non-Executive Chairman retainer was increased from $70,000 to $100,000. After the Non-Executive Vice-Chairman retired from the Board of Directors in fiscal year 2021, we eliminated that role and combined the retainers for the Chair and Vice-Chair positions to arrive at $100,000, which is now below the market median of $110,000. Management had recommended an increase in the Non-Executive Chairman retainer from $100,000 to $110,000; however, Mr. Mitau declined the recommended increase. Based on a review of market data, the Committee approved increasing the Corporate Governance and Nominating Committee Chair retainer from $12,000 to $15,000, which is now the same as the Compensation Committee Chair retainer.

CASH FEES

The retainers paid to our non-employee directors are set forth in the table below. Non-employee directors may elect to defer their retainers into deferred phantom stock units or other deferred investments. If the director elects to defer their cash retainers into phantom stock units, the number of phantom stock units received equals the cash retainer divided by the closing price of a share of the Company common stock on the payment date, plus the Company’s 10% matching contribution as described below under Directors’ Deferred Compensation Plan. Mr. Owens, our President and Chief Executive Officer, does not receive separate compensation for serving as a director or for attendance at any meeting.

Annual Cash Retainers

Board Member	$100,000
Non-Executive Chairman	$100,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Corporate Governance and Nominating Committee Chair	$15,000

EQUITY AWARDS

In addition to the board and chair retainers described above, the Board believes it is important that each director have an economic stake in our common stock. As a result, the Compensation Committee typically makes an annual grant of deferred phantom stock units to each non-employee director, which pays out in shares of common stock under the terms of the DDCP, and pursuant to elections made by each director. This plan is described below.

On July 1, 2021, the Compensation Committee made an award in the amount of $135,000 to each non-employee director. This amount was divided by the fair market value of the common stock on the date of grant to determine the number of deferred phantom stock units awarded under the DDCP. These deferred phantom stock units are not subject to forfeiture.

H. B. FULLER | 2022 Proxy Statement 20

DIRECTOR COMPENSATION

In addition, each non-employee director typically receives a one-time grant of restricted stock units upon his or her initial election to the Board. These RSU awards are granted under our 2020 Incentive Plan, which is described below. In general, these awards vest three years from the date of grant subject to continued service during that period. These RSU awards vest in full upon death or disability and forfeit upon resignation prior to a vesting date.

Equity Awards

Discretionary Annual Award of Deferred Phantom Stock Units	Valued at $135,000
One-time Initial Award of Restricted Stock Units	1,300 units

DIRECTORS’ DEFERRED COMPENSATION PLAN

Under the DDCP, non-employee directors may elect to defer all or a percentage of their Board and chair retainers into several investments. Deferred amounts are credited with gains and losses based on the performance of certain mutual funds or the common stock as elected by the director prior to deferring any retainers. Non-employee directors who elect to defer their retainers into phantom stock units will eventually be paid out in shares of common stock. Phantom stock units are credited with dividend equivalents equal to the number of dividends, if any, paid on an equal number of shares of the common stock. The dividend equivalents are converted into additional phantom stock units based on the fair market value of common stock on the dividend payment date. If a participant elects to defer retainers into the common stock account in this plan, we make a 10% matching contribution of additional phantom stock units to the amount invested in common stock by the non-employee director. The phantom stock units credited to the non-employee directors’ accounts do not have voting rights. In addition, the Compensation Committee may make discretionary contributions to a participant’s H.B. Fuller common stock account under this plan. As described above, during fiscal year 2021, the Compensation Committee exercised this discretion and awarded each non-employee director 2,090.43 deferred phantom stock units having a grant date fair value of $135,000 under this plan.

Any amounts deferred under this plan are paid in shares of common stock or cash (depending on the election made by the non-employee director) at the earliest to occur of:

●

The later of the date of the non-employee director’s retirement (that is, the date of resignation or removal from the Board or the end of the non-employee director’s elected term) or such other date as elected and specified by the non-employee director, which is subject to approval by the Compensation Committee and is made only at the time of the non-employee director’s initial elections and is irrevocable;

●	disability;
●	death;
●	the date of a change in control of H.B. Fuller; or
●	the date of termination of the plan.

2020 INCENTIVE PLAN

Under the 2020 Incentive Plan, we may issue to non-employee directors restricted stock, restricted stock units, options, stock appreciation rights, performance awards or other stock-based awards. In addition, shares of H.B. Fuller common stock are issued under this plan to satisfy any requirements under the DDCP.

PHYSICAL EXAMINATIONS

Non-employee directors are reimbursed for a preventative/diagnostic annual physical examination and local travel expenses. These amounts are shown in the “All Other Compensation” column of the “Director Compensation Table” in this Proxy Statement.

MATCHING GIFTS TO EDUCATIONAL, ARTS AND CULTURAL ORGANIZATIONS

Under this program, we match a non-employee director’s contribution (up to $1,000) to eligible educational, arts and cultural institutions. These amounts are shown in the “All Other Compensation” column of the “Director Compensation Table” in this Proxy Statement.

H. B. FULLER | 2022 Proxy Statement 21

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION TABLE – FISCAL YEAR 2021

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	All Other Compensation ($)[2]	Total ($)

Daniel L. Florness	18,500	216,400	444	235,344
Thomas W. Handley	—	236,750	—	236,750
Michael J. Happe[3]	92,500	135,000	868	228,368
Maria Teresa Hilado[4]	92,500	135,000	—	227,500
Ruth S. Kimmelshue	—	236,750	—	236,750
Lee R. Mitau	—	344,275	—	344,275
Dante C. Parrini	107,500	135,000	—	242,500
Teresa J. Rasmussen	42,425	181,668	868	224,961
John C. van Roden, Jr.	112,500	135,000	—	247,500
R. William Van Sant[5]	30,000	37,125	1,000	68,125

(1)

The amounts in this column are calculated based on the fair market value of the common stock on the date the award was made in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Each non-employee director (received an award of 2,090.43 deferred phantom stock units on July 1, 2021 with a grant date fair value of $135,000. Also included in this column are retainers deferred into deferred phantom stock units at the election of the director. Elections are made on a calendar year basis. For calendar year 2021: Mr. Happe, Ms. Hilado, Mr. Parrini and Mr. van Roden elected to receive their retainers in cash; Mr. Florness elected to receive 20% of his retainer in cash and 80% in deferred phantom stock units; Ms. Rasmussen elected to receive 50% of her retainer in cash and 50% in deferred phantom stock units; and Mr. Handley, Ms. Kimmelshue, and Mr. Mitau elected to receive 100% of their retainers in deferred phantom stock units. A portion of Mr. Van Sant’s retainer was deferred into phantom stock units and a portion was paid in cash following his retirement from the Board on April 8, 2021. For those directors who elect to defer all or a portion of their retainers into deferred phantom stock units, the Company makes a 10% matching contribution of additional phantom stock units. These amounts are also included in this column. This column does not include any dividend equivalents.

The aggregate number of deferred phantom stock units and restricted stock units held by each non-employee director as of November 27, 2021 were as follows:

Name	Deferred Phantom Stock Units (#)

Daniel L. Florness	13,867
Thomas W. Handley	56,469
Michael J. Happe	2,101
Maria Teresa Hilado	30,318
Ruth S. Kimmelshue	14,982
Lee R. Mitau	185,706
Dante C. Parrini	21,183
Teresa J. Rasmussen	2,611
John C. van Roden, Jr.	44,174
R. William Van Sant	97,113

No non-employee director held any stock options as of November 27, 2021. Only Mr. Happe and Ms. Rasmussen held RSUs as of fiscal 2021 year end. As of November 27, 2021, Mr. Happe and Ms. Rasmussen both held 1,313 RSUs.

(2)

These amounts represent the following: for Mr. Florness, dividends paid on unvested restricted stock units in the amount of $444; for Mr. Happe, dividends paid on unvested restricted stock units in the amount of $868; for Ms. Rasmussen, dividends paid on unvested restricted stock units in the amount of $868; and for Mr. Van Sant a matching gift to a qualified arts/cultural organization of $1,000.

(3)	Mr. Happe joined the Board of Directors effective January 20, 2021.
(4)	Ms. Hilado resigned from the Board of Directors effective December 1, 2021.
(5)	Mr. Van Sant retired from the Board of Directors effective April 8, 2021.

STOCK OWNERSHIP GUIDELINES

We have goals for stock ownership by all non-employee directors. Our goal for non-employee director stock ownership is five times the annual Board retainer within five years of becoming a director. A review of director stock ownership was conducted using June 30, 2021 stock values. At the time of this review, all non-employee directors have met or exceeded this goal or are on track to meet this goal within five years of being elected as a director.

H. B. FULLER | 2022 Proxy Statement 22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how many shares of common stock each director and NEO beneficially owned as of January 28, 2022. The table also shows the beneficial ownership of common stock by all directors and executive officers of H.B. Fuller as a group. In general, “beneficial ownership” includes those shares of common stock which a director or executive officer has the power to vote or invest, as well as stock options that are exercisable currently or within 60 days and common stock underlying phantom stock units, RSUs and PSUs that may be acquired, in certain circumstances, within 60 days. The detail of beneficial ownership is set forth in the following table. In addition, the table shows all shareholders known to us to be the beneficial owners of more than 5% of the outstanding shares of common stock.

Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares of common stock owned by them, and the shares beneficially owned by our directors and executive officers are not subject to any pledge.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding

BlackRock, Inc.	9,631,852	[1]	18.19%
The Vanguard Group, Inc.	6,040,340	[2]	11.41%
State Street Corporation	3,094,984	[3]	5.84%
Mairs and Power, Inc.	2,725,299	[4]	5.15%

Daniel L. Florness	15,519	[5]	*
Thomas W. Handley	21,675	[5]	*
Michael J. Happe	2,101	[5]	*
Ruth S. Kimmelshue	3,492	[5]	*
Lee R. Mitau	103,080	[5,6]	*
Dante C. Parrini	22,524	[5]	*
Teresa J. Rasmussen	280	[5]	*
John C. van Roden, Jr.	59,135	[5]	*
Srilata Zaheer	-		*
James J. Owens	1,384,422	[7]	2.56%
John J. Corkrean	184,487	[8]	*
Theodore M. Clark	142,577	[9]	*
Zhiwei Cai	115,927	[10]	*
M. Shahbaz Malik	22,011	[11]	*
Andrew E. Tometich	9,891	[12]	*
All directors and executive officers as a group (20 people)	2,583,311	[13]	4.69%

*	Indicates less than 1%.
(1)

This information is based on a Schedule 13G/A filed with the SEC on January 27, 2022 reporting beneficial ownership as of December 31, 2021. BlackRock, Inc., a parent holding company, reported that it has sole voting power over 9,331,371 shares and sole dispositive power 9,631,852 shares. The holder’s address is 55 East 52nd Street, New York, New York 10055. As disclosed in the Schedule 13G/A, BlackRock’s position includes shares held on behalf of iShares Core S&P Small-Cap ETF, constituting more than five percent of our total outstanding common stock.

(2)

This information is based on a Schedule 13G/A filed with the SEC on February 10, 2022 reporting beneficial ownership as of December 31, 2021. The Vanguard Group, Inc., an investment adviser, reported that it has shared voting power over 52,633 shares, sole dispositive power over 5,940,577 shares and shared dispositive power over 99,763 shares. The holder’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)

This information is based on a Schedule 13G/A filed with the SEC on February 11, 2022 reporting beneficial ownership as of December 31, 2021. State Street Corporation, a holding company, reported that it has shared voting power over 2,980,978 shares and shared dispositive power over 3,094,984 shares. The holder’s address is State Street Financial Center, 1 Lincoln Street, Boston, Massachusetts 02111.

(4)

This information is based on a Schedule 13G/A filed by the holder with the SEC on February 14, 2022 reporting beneficial ownership as of December 31, 2021. Mairs and Power, Inc., an investment advisor, reported that it has sole voting power over 2,702,753 shares and sole dispositive power over 2,725,299 shares. The holder’s address is W-1520 First National Bank Building, 332 Minnesota Street, Saint Paul, Minnesota 55101.

H. B. FULLER | 2022 Proxy Statement 23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(5)

Includes shares of common stock subject to phantom stock units credited to the accounts of non-employee directors who participate in the DDCP, described under the heading “Director Compensation,” that may be acquired, in certain circumstances, within 60 days. The number of units credited to each director participating in this plan that may be acquired within 60 days is as follows:

Daniel L. Florness	14,168	Lee R. Mitau	60,409
Thomas W. Handley	20,328	Dante C. Parrini	21,183
Michael J. Happe	2,101	Teresa J. Rasmussen	280
Ruth S. Kimmelshue	2,141	John C. van Roden, Jr.	44,174

Excludes shares of common stock subject to phantom stock units credited to the accounts of directors who participate in the DDCP, described under the heading “Director Compensation” that may not be acquired within 60 days. The number of units credited to each director participating in this plan that are excluded from the table is as follows:

Thomas W. Handley	36,517	Lee R. Mitau	126,105
Ruth S. Kimmelshue	13,217	Teresa J. Rasmussen	2,519

None of the phantom stock units are entitled to vote at the meeting.

(6)	Includes 42,671 shares held by a grantor retained annuity trust.
(7)

Includes 364 shares held in trust under the 401(k) Plan, 280 shares held jointly by Mr. Owens’ wife and son and over which Mr. Owens does not have voting control and 1,199,298 shares that could be issued pursuant to stock options which are currently exercisable.

(8)	Includes 147,957 shares that could be issued pursuant to stock options which are currently exercisable.
(9)	Includes 10,000 shares held by the Clark Family Trust and 127,949 shares that could be issued pursuant to stock options which are currently exercisable.
(10)	Includes 87,194 shares that could be issued pursuant to stock options which are currently exercisable.
(11)	Includes 17,434 shares that could be issued pursuant to stock options which are currently exercisable.
(12)	This information is based on ownership information as of December 28, 2021.
(13)

Includes 378 shares held in trust under the 401(k) Plan, 2,013,215 shares that could be issued pursuant to stock options which are currently exercisable, and 164,784 phantom stock units credited to directors’ individual H.B. Fuller common stock accounts under the Directors’ Deferred Compensation Plan that may be acquired, in certain circumstances, within 60 days.

H. B. FULLER | 2022 Proxy Statement 24

DELINQUENT SECTION 16(a) REPORTS

AUDIT COMMITTEE REPORT

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and any beneficial owners of more than ten percent of our common stock to file initial reports of ownership and reports of changes in ownership of H.B. Fuller’s securities with the SEC. These reports are available for review on our website (www.hbfuller.com) in the “Financial” section of the Investor Relations page. We review these reports on the SEC’s website. Based solely on a review of these reports and written representations from the directors and executive officers, we believe that all directors and executive officers complied with all Section 16(a) filing requirements on a timely basis, except that, Robert J. Martsching and Nathan D. Weaver each had one delinquent filing, each covering one transaction due to administrative oversight.

Pursuant to its charter, the Audit Committee of the Board of Directors is responsible for the appointment, compensation, and oversight of the work of our independent registered public accounting firm. In the exercise of that authority, we, the members of the Audit Committee, determined to engage Ernst & Young LLP to serve as H.B. Fuller’s independent registered public accounting firm for the year ending December 3, 2022.

Management is responsible for the financial reporting process, accounting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable law and regulation. Management represented to us that H.B. Fuller’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

Ernst & Young LLP, as H.B. Fuller’s independent registered public accounting firm for fiscal year 2021, was responsible for performing an independent audit of the consolidated financial statements and the company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports.

We have reviewed and discussed the audited consolidated financial statements with management and Ernst & Young LLP. We have also discussed with Ernst & Young LLP the matters required to be discussed pursuant to applicable requirements of the Public Company Accounting Oversight Board and the SEC, and they have discussed with us their independence and provided to us the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

Based upon our review and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements be included in H.B. Fuller’s Annual Report on Form 10-K for the fiscal year ended November 27, 2021 filed with the SEC.

Audit Committee of the Board of Directors of H.B. Fuller Company

John C. van Roden, Jr. (Chair)	Michael J. Happe
Daniel L. Florness	Ruth S. Kimmelshue
Thomas W. Handley	Teresa J. Rasmussen

H. B. FULLER | 2022 Proxy Statement 25

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional services provided by Ernst & Young LLP for fiscal year 2021 and fiscal year 2020 for the audit, audit-related, tax and all other services rendered to us and our affiliates.

	2021	2020

Audit Fees	$2,955,585	$2,811,857
Audit-Related Fees	-	-
Tax Fees	2,870,352	885,000

Audit Fees: Audit fees includes fees and expenses billed and to be billed for (i) the audit of the consolidated financial statements included in our annual report on Form 10-K, (ii) the audit of the effectiveness of our internal control over financial reporting, (iii) reviews of the interim consolidated financial information included in our quarterly reports on Form 10-Q, (iv) statutory audits of certain international subsidiaries, and (v) consultations concerning financial accounting and reporting. Audit fees also include fees for reviews of documents filed with the SEC.

Audit-Related Fees:  Audit-related fees include fees and expenses for services related to registration statements.

Tax Fees: Tax Fees includes fees and expenses for U.S. federal, state and international tax planning and tax compliance services.

The Audit Committee is responsible for appointing, setting compensation for and overseeing our independent registered public accounting firm’s work.  The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm, and it pre-approved all audit, audit-related, tax and other permissible services provided to us that are described above. The policy provides for the general pre-approval of specific types of services, gives detailed guidance to management as to the specific services that are eligible for general pre-approval and establishes requirements for annual pre-approval levels and subsequent specific pre-approval requests.  The policy requires specific pre-approval of all other permitted services.  For both types of pre-approval, the Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence.  The Audit Committee’s charter delegates to its chair the authority to address any requests for pre-approval of services between Audit Committee meetings, and the chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.  The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve any permitted services.

Requests for pre-approval for services that are eligible for general pre-approval must be submitted to our Vice President, Controller and Principal Accounting Officer and be detailed as to the services to be provided and the estimated total cost.  The Vice President, Controller and Principal Accounting Officer then determines whether the services requested fall within the detailed guidance of the Audit Committee in the policy as to the services eligible for general pre-approval.  Our independent registered public accounting firm and management must report to the Audit Committee on a timely basis regarding the services provided by the independent public accounting firm in accordance with general pre-approval.

We have a policy of avoiding the engagement of our independent registered public accounting firm except for audit, audit-related and tax planning, and compliance services. All the services provided by our independent registered public accounting firm in fiscal years 2021 and 2020 were pre-approved by the Audit Committee under its pre-approval procedures.

H. B. FULLER | 2022 Proxy Statement 26

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 3, 2022. While we are not required to do so, H.B. Fuller is submitting the appointment of Ernst & Young LLP for ratification to ascertain the views of our shareholders. If shareholders do not ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee intends to reconsider that appointment. However, the Audit Committee retains sole responsibility for appointing or terminating our independent registered public accounting firm.

Representatives of EY will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

H. B. FULLER | 2022 Proxy Statement 27

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis describes our executive compensation program, including its underlying philosophy, policies, and practices; significant executive compensation developments during the fiscal year; and the determinations made on material elements of compensation awarded to each of our NEOs for fiscal year 2021:

James J. Owens President and CEO	John J. Corkrean EVP and CFO	Theodore M. Clark EVP and COO

Zhiwei Cai EVP, Engineering Adhesives		M. Shahbaz Malik SVP, Construction Adhesives

Andrew E. Tometich[1]	Former Executive Vice President, Hygiene, Health and Consumable Adhesives

(1)	Mr. Tometich resigned from the Company effective September 17, 2021.

This discussion and analysis focuses on fiscal 2021 compensation actions disclosed in the following compensation tables and accompanying footnotes and narrative. We discuss compensation actions taken during other fiscal years to the extent they enhance the understanding of our executive compensation program for fiscal year 2021.

Elements of Executive Compensation. We use base salary, a short-term incentive plan with cash awards (“STIP”) and a long-term incentive plan with equity grants (“LTIP”), as well as benefits, to attract and motivate our executive officers to achieve results that increase shareholder value. We generally align with the market median for base salary, short-term incentive target values, and long-term incentive target values, which comprise total direct compensation, and we review these elements each year. The emphasis on short-term and long-term incentive compensation reflects our pay-for-performance philosophy. See "Key Elements of Executive Compensation Program" on page 34.

Fiscal Year 2021 Business Results. We successfully executed on our operating priorities for fiscal year 2021 – including volume growth, pricing to value and realizing greater productivity – and we drove double-digit organic revenue growth relative to both 2019 and 2020. Our fiscal year results exceeded the goals we set at the beginning of the year despite extraordinary business challenges, demonstrating the resiliency of our global team.

Throughout the year, we took decisive actions to deliver strong results against complex supply chain constraints and unprecedented inflationary pressures. We implemented $450 million of annualized price adjustments, gained share through innovation, drove operating efficiencies, and maintained unwavering focus on supporting our customers’ success. We captured new business opportunities across our end markets by delivering innovative adhesive solutions to meet changing consumer needs and greater demand for sustainable goods. And consistent execution of our strategy of innovation and dedication to our culture of collaboration to serve customers first and fastest, enabled our success.

We are proud of the financial results we delivered in fiscal 2021, which include:

•	Net revenue of $3,278 million, up 17.5%;
•	Net income of 161 million, up 30%;
•	EPS growth of 26%, with Adjusted EPS up 22%;

H. B. FULLER | 2022 Proxy Statement 28

EXECUTIVE COMPENSATION

•	Adjusted EBITDA of $467 million, up 15%;
•	Net debt to adjusted EBITDA ratio of 3.3x, improved from 4.1x at the end of 2020; and
•	For the 52nd consecutive year, we implemented an increase in the amount of quarterly cash dividends paid to shareholders, with a 3% increase this year.

Highlights of our business performance by segment include the following:

•

Within our Engineering Adhesives segment, which accounted for 42% of our net revenue, segment revenue totaled $1,372 million, an increase of 26%, and segment Adjusted EBITDA totaled $207 million, an increase of 23%.

•

Within our Construction Adhesives segment, which accounted for 13% of our net revenue, segment revenue totaled $433 million, an increase of 17%, and segment Adjusted EBITDA totaled $58 million, an increase of 12%.

•

Within our Hygiene, Health and Consumable Adhesives segment, which accounted for 45% of our net revenue, segment revenue totaled $1,473 million, an increase of 10.5%, and segment Adjusted EBITDA totaled $198 million, an increase of 8%.

Adjusted EPS and Adjusted EBITDA are defined in footnotes 4 and 6 on pages 38.  These metrics are non-GAAP financial metrics that are reconciled with the most directly comparable GAAP financial metrics in Annex A.

STIP Performance Metrics. For our short-term incentive plan, we measure our success primarily by the Company-wide financial metrics which are aligned with our long-term strategic plan. These metrics consist of Adjusted Net Revenue, Adjusted EBITDA, and Adjusted EPS. Adjusted Net Revenue is a measure of global sales generation, Adjusted EBITDA is a measure of operational effectiveness and profitability, and Adjusted EPS is an overall measurement of profitability and the effectiveness of the following growth strategies:

•	organic growth led by innovation and the sale of specialized adhesives solutions to specific market segments where we possess competitive strengths;
•	margin enhancement driven by effective pricing strategies for our products and expense management;
•	continuous improvement through projects that optimize our operational agility, cost structure and overall effectiveness; and
•	efficient deployment of cash generated by operations to repay debt balances and return additional value to shareholders.

The STIP targets for Adjusted EPS, Adjusted Net Revenue and Adjusted EBITDA are consistent with the Company’s strategic financial targets.

STIP Performance and Compensation Outcomes.

●

Company-wide financial metrics were Adjusted EPS, Adjusted Net Revenue and Adjusted EBITDA, and they factored into short-term incentives for all our NEOs. We exceeded the target level for Adjusted Net Revenue, Adjusted EBITDA and Adjusted EPS.

●	Business financial metrics were operating segment measures of Adjusted Net Revenue and Adjusted EBITDA and they factored into short-term incentives for our NEOs other than our CEO, CFO and COO.
●

Actual results on all STIP metrics are set forth in a table on page 37 of this Proxy Statement. STIP payments can range from 0% to 200% of target. In fiscal year 2021, the achievement of our financial metrics resulted in short-term cash incentive payouts for our CEO, CFO and COO of 138% of target and ranged from 138% to 156% of target for our other NEOs.

●	All short-term incentive awards earned for fiscal year 2021 are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” later in this Proxy Statement.

Adjusted EPS, Adjusted Net Revenue, and Adjusted EBITDA are non-GAAP financial metrics that are defined on page 38 and reconciled with the most directly comparable GAAP financial metrics in Annex A.

H. B. FULLER | 2022 Proxy Statement 29

EXECUTIVE COMPENSATION

LTIP Performance and Compensation Outcomes.

Long-term incentive awards are equity awards granted pursuant to the LTIP. The awards are comprised of NQSOs, RSUs and PSUs.

•	25% of NEO equity awards are RSUs vesting in three equal annual installments.
•	50% of NEO equity awards are NQSOs vesting in three equal annual installments.
•

For awards granted in fiscal 2021 and thereafter, 25% of NEO equity awards are PSUs cliff vesting at the end of a three year performance period. Performance-based payouts can range from 0% to 200% of target. The ROIC metric has a three-year target. Cliff vesting better aligns with our focus on overall ROIC performance during the three-year performance period of the award, incentivizes long-term strategic thinking and behavior, and enhances the retention value of the award. Prior to fiscal 2021, we established annual ROIC targets over the three-year performance period. Actual ROIC for fiscal year 2021 was 7.7%.

▪	For the January 2019 grant, the target for fiscal year 2021 was 10.3% ROIC. Therefore, no shares vested based on fiscal 2021 performance; and
▪	For the January 2020 grant, the target was 9.3% ROIC. Therefore, one-third of the grant vested at 60% of target based on fiscal year 2021 performance;
•	All equity awards granted in fiscal year 2021 are shown in the “Grants of Plan-Based Awards During Fiscal 2021” table later in this Proxy Statement.

ROIC is a non-GAAP financial metric that is reconciled with the most directly comparable GAAP financial metric in Annex A.

Executive Compensation Best Practices. The Company’s compensation program features best practices, such as:

•

For awards granted in fiscal 2021 and thereafter, 25% of NEO equity awards are PSUs cliff vesting at the end of a three-year performance period, as described under “Fiscal 2021 Changes to Executive Compensation Program.”

●

A policy regarding “clawbacks” of executive and key manager incentive compensation if there is a material restatement of the Company’s financial statements or if there is misconduct by an executive or key manager;

●	A prohibition on hedging, pledging and certain other transactions in Company securities by directors and executive officers;
●	Policies for responsible share usage and governance of our equity compensation plans, including a prohibition on re-pricing of stock options;
●	A double-trigger is required for accelerated equity vesting upon a change-in-control for equity grants to NEOs, beginning in mid-fiscal year 2018;
●	Removal of tax gross-up provisions from change-in-control agreements entered into beginning in mid-fiscal year 2018; and
●	Stock ownership goals of five times base salary for our CEO and three times base salary for our other executive officers, which goals are reviewed annually.

Philosophy

The philosophy of our executive compensation program is to provide a competitive compensation package that rewards executive officers for sustained financial and operating performance that creates long-term value for our shareholders. We have designed and implemented our compensation programs for our executive officers to meet three principal goals:

●	Attract and retain qualified executive officers;
●	Motivate these individuals to achieve short-term and long-term corporate goals, without undue risk-taking; and
●	Promote equitable treatment of our executive officers, while considering external competitiveness and differences in job responsibilities.

H. B. FULLER | 2022 Proxy Statement 30

EXECUTIVE COMPENSATION

To meet these goals, the Company has established the following guidelines:

●	Pay compensation that is competitive with the practices of companies in a broad number of industries, including comparable companies in the chemical industry, with revenues comparable to our revenues;
●	Pay for performance by setting challenging performance goals for our executive officers and providing a short-term incentive plan that is based upon achievement of these goals; and
●

Provide long-term incentives in the form of stock options, restricted stock units and performance stock units that are designed to increase long-term shareholder value by aligning the interests of our executive officers with those of our shareholders.

We strive to keep the target value of each individual element of compensation at or near the market median/50th percentile, thereby maintaining target total compensation at or near the market median/50th percentile.

Use of Competitive Market Data

The Compensation Committee uses several surveys and peer group data points when it reviews executive compensation as described below.

General Survey Data. This year, we reviewed survey data for companies with a revenue range of $959 million - $6.754 billion based on our fiscal year 2021 revenue and expectations for fiscal year 2022 revenue. The Compensation Committee used published survey data from the following sources to analyze the appropriate level of compensation for our U.S.-based NEOs:

•	AON Hewitt ($2.50 - 4.99 billion revenue categories for corporate positions (excluding the CEO) and relevant revenue categories for non-corporate positions (other U.S.-based NEOs))
•	Willis Towers Watson ($1.00 - 6.00 billion revenue category for corporate positions (CEO, COO and CFO) and relevant revenue categories for non-corporate positions (other U.S.-based NEOs))

The Company participates in both surveys. The Aon Hewitt survey includes 412 companies and is titled "AON Hewitt U.S. Total Compensation Measurement™ (TCM™) Total Compensation Industry – Executive and Senior Management – 2020”, and the Willis Towers Watson survey includes 841 companies and is titled "Willis Towers Watson 2020 General Industry Executive Survey Report – Compensation Data U.S.”

Peer Group Data. Our peer group consists of comparable, publicly-traded companies with revenues between $959 million - $6.754 billion (for the most recent fiscal year):

Albemarle Corporation	FMC Corporation
Aptar Group Inc.	Graco Inc.
Ashland Global Holdings Inc.	Hexcel Corporation
Avery Dennison Corporation	International Flavors & Fragrances Inc.
Avient Corporation	Nordson Corporation
Axalta Coating Systems Ltd.	Olin Corporation
Cabot Corporation	RPM International Inc.
Celanese Corporation	Sensient Technologies Corporation
Donaldson Company, Inc.	The Chemours Company
Ferro Corporation	Trinseo Plc

During fiscal 2021, the Compensation Committee approved the addition of four companies (in bold type above) to our peer group. The size of our peer group had decreased over the last few years, mainly due to merger and acquisition related activity. The companies were added based on being in similar industries, having similar revenue, or other financial characteristics, and being in a similar labor market for key executive talent.

H. B. FULLER | 2022 Proxy Statement 31

EXECUTIVE COMPENSATION

Use of Market Data in Fiscal 2021. When analyzing compensation paid to our NEOs, the Compensation Committee uses specific data that matches revenue and job responsibilities from the published surveys named above, based on availability, by position. For fiscal year 2021, the above-referenced survey data used by the Compensation Committee to review total compensation (base salary, STIP and LTIP) for our executive officers showed that our total compensation, was generally in line with the market data matched according to revenue and job responsibilities.

In addition, for the NEOs, management and the Compensation Committee supplements the survey data with peer group data, as a reference point for compensation design considerations. This data is derived from the most recent Proxy Statement available for each peer company.

The Compensation Committee uses survey data and peer group data because these sources of data are considered reliable market information. When we refer to competitive market data in the rest of this Compensation Discussion and Analysis, unless otherwise noted, we are referring to the “General Survey Data” and the “Peer Group Data” discussed above.

Compensation Process

The Compensation Committee reviews and approves all elements of compensation for our CEO, considering the Board of Directors’ review and assessment of the performance of the CEO as well as competitive market data and information from our human resources personnel and the Compensation Committee’s independent compensation consultant. The Compensation Committee also reviews and approves all elements of compensation for our other executive officers using the sources noted above and considering the recommendations of the CEO.

In determining the elements of the executive compensation program, the Compensation Committee selects elements that will motivate executives to enhance our performance, such as our earnings and revenue growth, and operating segment specific operational and financial performance. Other considerations include furthering our business objectives, fulfilling corporate responsibilities (including equity among executive officer positions and affordability), maintaining competitive practices and trends, and observing legal requirements. In deciding on the type and amount of compensation for each executive officer, the Compensation Committee focuses on both the current pay and the opportunity for future increases in pay and combines the compensation elements for each executive officer in a manner that optimizes the executive officer’s incentive to contribute to the Company's success.

The Compensation Committee on occasion meets with the CEO and/or certain other executive officers to obtain recommendations with respect to our compensation program, practices and packages for executive officers and directors. The Compensation Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to executive compensation. The CEO typically attends the Compensation Committee’s meetings, except when his compensation package is discussed. In addition, the Compensation Committee also holds executive sessions not attended by any members of management, including the CEO.

Independent Compensation Consultant

The Compensation Committee may use outside compensation consultants to provide compensation advice, competitive survey data and other reference market information related to trends and competitive practices in executive compensation. The Compensation Committee engages Willis Towers Watson US LLC (“WTW”) to provide ongoing advice and information regarding design and implementation of the Company’s executive compensation programs as requested by the Compensation Committee. In addition, from time to time, management receives information from the independent compensation consultant in preparation for Compensation Committee meetings.

In fiscal year 2021, the Company paid WTW for services as noted below.

Services	Fees
Executive and Board Compensation Support	$221,063
North America Benefits Consulting, Administration and Actuarial Valuations	$852,611
Retirement Plan Investment Advisory Services (EIMEA)	$170,122

WTW also provides broker services for insurance in Brazil but receives no direct payment from the Company.

All additional services performed by WTW, along with their affiliated companies, were approved by management and performed at the direction of management in the ordinary course of business. In assessing the independence of WTW, the Compensation Committee

H. B. FULLER | 2022 Proxy Statement 32

EXECUTIVE COMPENSATION

considered the factors contained in the applicable SEC and NYSE rules, including the amount and nature of the additional consulting work provided to the Company by WTW and concluded that no conflict of interest exists that would prevent WTW from independently advising the Committee.

A representative of the independent compensation consultant generally attends Compensation Committee meetings to serve as a resource for the Compensation Committee. To encourage independent review and discussion of executive compensation matters, the Compensation Committee and its chair may request meetings with the independent compensation consultant in executive session without management present.

The Role of Shareholder Say on Pay Votes. The Company provides its shareholders with the opportunity to cast an annual advisory vote (a “Say on Pay Proposal”). At the Company’s Annual Meeting of Shareholders held in April 2021, 93% of the votes cast on the Say on Pay Proposal were voted in favor of the proposal. While shareholders have endorsed the Company’s executive compensation program, the Compensation Committee continually evaluates the program to ensure that it is designed to provide a competitive compensation package that rewards executive officers for sustained financial and operating performance that creates long-term value for our shareholders. The Compensation Committee made changes to the LTIP moving to three-year cliff vesting for PSUs, as described under the heading “Fiscal 2021 Changes to the Executive Compensation Program.” The Compensation Committee will continue to consider the outcome of the Company’s Say on Pay Proposal votes in connection with its evaluation of the Company’s executive compensation program.

H. B. FULLER | 2022 Proxy Statement 33

EXECUTIVE COMPENSATION

Key Elements of the Executive Compensation Program

Element and Purpose	Features and Market Positioning
Base salary

Attract and retain high caliber executive talent with competitive fixed compensation.

Each NEO’s job is positioned in a salary grade based upon market data and an analysis of the related job responsibilities. Salary ranges are established to generally reflect competitiveness at the market median/50th percentile. Within these salary ranges, base salaries are set considering the experience and skills each NEO brings to the position. Salary increases are determined considering individual performance and market conditions.

Short-term incentive (cash)

Aligns executive performance with achievement of annual company-wide financial goals and objectives, as well as operating segment goals and objectives. Payouts are dependent on achievement of predetermined annual financial performance goals.

Short-term incentive awards are set for each executive officer so that the expected payout at target performance levels would result in competitive market levels of such compensation. Payments under the STIP can range from no payment to a payment no higher than 200% of the target, based upon actual results.

The annual STIP is designed to achieve several goals, including emphasizing the Company’s commitment to competitive compensation practices, driving a high-performance culture, and ensuring accountability. The STIP places emphasis on achievement of financial metrics and focuses attention on business results. It also reinforces the importance of measurable and aligned goals and objectives.

Long-term incentive (equity awards)

NQSOs, PSUs and RSUs attract, retain, and reward high caliber executive talent; reward performance and promote ownership of common stock, and encourage long-term strategic decision making that is aligned with shareholder interests.

Our LTIP ties a significant portion of our executive officers’ total compensation to shareholder value creation, as measured by share price performance. The combination of NQSOs, PSUs and RSUs provides performance-based rewards, strong alignment with our shareholders, and retention value. Appreciation of common stock increases value of equity awards. PSUs can pay out between 0% and 200% of target.

Other Benefits (includes supplemental retirement and deferred compensation plans, severance, change-in-control, and other perquisites)

Attract and retain high caliber executive talent. These benefits are not performance-based.

We provide NEOs market competitive perquisite and other benefit programs. Some of these benefits assist our executive officers so that they may efficiently use their time on our business. Our U.S.-based NEOs participate in the same health and welfare programs as all other U.S.-based Company employees.

Fiscal 2021 Base Salaries

In General. In January of each year, the Compensation Committee reviews and considers the annual performance of the CEO and the other NEOs. The effective date of annual merit increases is February 1st. In September, with the assistance of the compensation consultant, the Compensation Committee reviews the overall compensation (base salary, STIP, LTIP and high-level review of benefits and perquisites) of all the executive officers for market competitiveness.

H. B. FULLER | 2022 Proxy Statement 34

EXECUTIVE COMPENSATION

The amount of annual base salary and year-over-year increase for each of the NEOs in fiscal year 2021 are set forth in the following table.

Named Executive Officer	Base Salary as of 12/1/2020 ($)	Base Salary as of 2/1/2021 ($)	Percent Increase from 12/1/2020 to 2/1/2021 (%)
James J. Owens President and Chief Executive Officer	1,236,165	1,236,165	0%

John J. Corkrean Executive Vice President and Chief Financial Officer	545,000	560,000	2.75%

Theodore M. Clark Executive Vice President and Chief Operating Officer	545,000	560,000	2.75%

Zhiwei Cai Executive Vice President, Engineering Adhesives	525,000	535,000	1.9%

M. Shahbaz Malik Senior Vice President, Construction Adhesives	425,000	435,000	2.35%

Andrew E. Tometich Executive Vice President, Hygiene, Health and Consumable Adhesives	503,000	525,000	4.37%

Analysis of Fiscal 2021 Base Salaries and Incentive Targets. Mr. Owen’s short-term incentive target remained at 120% of base salary and his long-term incentive target remained at 400% of base salary. In January 2021, the Compensation Committee awarded an additional long-term incentive grant to Mr. Owens (see discussion below). No other changes were made to Mr. Owens’ compensation in fiscal year 2021.

Mr. Corkrean’s short-term incentive target remained at 75% of base salary and his long-term incentive target remained at $1,000,000. Mr. Corkrean received a merit increase of 2.75% after a review of his performance. Mr. Corkrean’s base salary is in the second quartile of the salary range for his position.

Mr. Clark’s short-term incentive target remained at 75% of base salary and his long-term incentive target remained at $1,000,000. Mr. Clark received a merit increase of 2.75% after a review of his performance. Mr. Clark’s base salary is in the second quartile of the salary range for his position.

Mr. Cai’s short-term incentive target remained at 65% of base salary and his long-term incentive target increased from $529,000 to $600,000 in fiscal year 2021 based on a review of market data for his position. Mr. Cai received a merit increase of 1.9% after a review of his performance. Mr. Cai’s base salary is in the third quartile of the salary range for his position.

Mr. Malik’s short-term incentive target remained at 52% of base salary and his long-term incentive target increased from $375,000 to $450,000 in fiscal year 2021 based on a review of market data for his position. Mr. Malik received a merit increase of 2.35% after a review of his performance. Mr. Malik’s base salary is in the second quartile of the salary range for his position.

Mr. Tometich’s short-term incentive remained at 65% of base salary and his long-term incentive target remained at $600,000. Mr. Tometich received a merit increase of 4.37% after a review of his performance. Mr. Tometich’s base salary was in the third quartile of the salary range for his position.

For fiscal year 2021, all merit increases for the NEOs fell within the Company’s general merit increase guidelines for our general employee population. The range of merit increases provided to NEOs was 0% to 4.37%.

H. B. FULLER | 2022 Proxy Statement 35

EXECUTIVE COMPENSATION

Fiscal 2021 Short-Term Incentive Compensation

In General. Each year, the Compensation Committee establishes the annual cash incentive target opportunities as a percentage of base salary. Under the STIP, the Compensation Committee may also consider extraordinary circumstances that may positively or negatively impact the achievement of the performance objectives.

For fiscal year 2021, based on market data, the annual cash incentive target opportunity for our executive officers ranged from 52% to 120% of base salary at a target level of performance. Potential payouts range from 0% to 200% of the target award based on attainment of segment operating and/or Company-wide financial goals. The threshold level of performance for the annual cash incentive was set at 80% of each financial target, except the Adjusted Net Revenue metrics had a threshold level of 90% of target, meaning that financial performance must meet or exceed these thresholds for executive officers to earn at least 50% of the target incentive. Higher payouts are possible if performance is above target levels. For example, at the superior level of performance (110% of target for Adjusted Net Revenue and 120% of target for all other metrics), payout is 200% of target.

The Compensation Committee, in its discretion, has the right at any time to enhance, diminish or terminate all or any portion of any compensation plan or program, on a collective or individual basis for the NEOs.

Analysis of Fiscal 2021 Short-Term Incentive Awards. The Compensation Committee approved the STIP metrics because they were representative of our financial results and were key financial measures that are linked to our long-term strategic plan. In establishing the goals for these metrics for fiscal year 2021, we considered our prior year results, economic conditions, and expected business opportunities. At the beginning of fiscal year 2021, we believed the targets were challenging but achievable.

During the year, we took several pricing actions to offset rising raw material costs. The Compensation Committee exercised downward discretion for all NEOs primarily related to the fact that some revenue growth was driven by inflation but did not improve profit performance of the Company. This resulted in a downward adjustment in related STIP bonus payments.

H. B. FULLER | 2022 Proxy Statement 36

EXECUTIVE COMPENSATION

For fiscal year 2021, the goals for threshold, target and superior level of performance, the weighting of the metrics, and the actual performance were as set forth below. These amounts are shown on a non-GAAP basis due to adjustments which are allowed under the STIP as set forth in a footnote in the table below. As noted above, the Company exercised downward discretion for all NEOs. Actual amounts paid to each NEO are set forth in the “Summary Compensation Table’’ later in this Proxy Statement.

Named Executive Officer	2021 Target Cash Incentive	2021 Actual Cash Incentive Paid ($ and % of base salary)[1]	Metric	Weighting	Threshold (50% payout)[2] Target 100% payout)[2] Superior (200% payout)[2]	Actual Performance ($ and % of Target)[2,3]
James J. Owens	$1,483,398 (120% of base salary)	$2,042,000 (165% of base salary)			$2.60
John J. Corkrean	$418,089 (75% of base salary)	$575,000 (103% of base salary)	Adjusted EPS[4]	30%	$3.25	$3.47 (106.8% of target)
Theodore M. Clark	$418,089 (75% of base salary)	$575,000 (103% of base salary)			$3.90
					$2,605,712
			Adjusted Net Revenue[5]	35%	$2,895,235	$3,229,769 (111.6% of target)
					$3,184,759
					$352,002
			Adjusted EBITDA[6]	35%	$440,002	$458,562 (104.2% of target)
					$528,002
					$2.60
Zhiwei Cai	$346,646 (65% of base salary)	$540,000 (101% of base salary)	Adjusted EPS[4]	30%	$3.25	$3.47 (106.8% of target)
					$3.90
			Engineering Adhesives		$1,038,587
			Segment Adjusted	35%	$1,153,986	$1,344,758 (116.5% of target)
			Net Revenue[5]		$1,269,385
			Engineering Adhesives		$151,818
			Segment Adjusted	35%	$189,773	$201,350 (106.1% of target)
			EBITDA[6]		$227,728
					$2.60
M. Shahbaz Malik	$225,317 (52% of base salary)	$310,000 (72% of base salary)	Adjusted EPS[4]	30%	$3.25	$3.47 (106.8% of target)
					$3.90
			Construction		$345,627
			Adhesives Segment	35%	$384,030	$430,508 (112.1% of target)
			Adjusted Net Revenue[5]		$422,433
			Construction Adhesives		$44,713
			Segment Adjusted	35%	$55,891	$57,623 (103.1% of target)
			EBITDA[6]		$67,069

(1)

The actual cash incentive paid is also found in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in this Proxy Statement. The short-term incentive award payment opportunity at each level of performance for our NEOs for fiscal year 2021 is shown in the “Grants of Plan-Based Awards During Fiscal Year 2021” table in this Proxy Statement. Mr. Tometich was not eligible to receive a short-term incentive due to his resignation prior to the fiscal year end. Therefore, he is not included in this table.

(2)	All values in this column are in thousands except for Adjusted EPS.
(3)

In calculating results used for our STIP, the following guidelines apply: (a) individual legal settlements (payments or receipts) with a value (net of insurance) of $3 million or greater will not be included in metric calculations, (b) unbudgeted reorganization or restructuring-related items which cannot be offset by related benefits in the fiscal year will not be included in metric calculations, (c) unbudgeted asset write-downs in excess of $2 million will not be included in metric calculations, (d) adjustments needed to: (1) correct any inadvertent errors or miscalculations made in setting a performance target for our key markets or (2) account for changes resulting from new accounting definitions, requirements or pronouncements, will not be included in metric calculations and (e) other items as publicly disclosed in the Company’s quarterly earnings release will not be included in metric calculations. However, the above adjustments (a) – (d) will not be made to the extent they are inconsistent with publicly disclosed earnings.

H. B. FULLER | 2022 Proxy Statement 37

EXECUTIVE COMPENSATION

(4)

Adjusted EPS is a non-GAAP financial measure which is defined as earnings per share adjusted to exclude unusual items referenced in Annex A. Management believes that these adjustments improve the comparability of period-to-period results and are consistent with how it evaluates the Company’s operating performance. Adjusted EPS is reconciled with the most directly comparable GAAP measure in Annex A.

(5)

Adjusted Net Revenue is a non-GAAP measure which is defined as the adjusted reported revenue as disclosed in the Company’s Annual Report on Form 10-K and is adjusted for currency impact compared to budgeted exchange rates. Unbudgeted acquisitions and divestitures are excluded from the calculation. Management believes that these adjustments improve the comparability of period-to-period results and are consistent with how it evaluates the Company’s operating performance. Adjusted Net Revenue is reconciled with the most directly comparable GAAP measure in Annex A.

(6)

Adjusted EBITDA is a non-GAAP financial measure which is defined as adjusted earnings before interest, tax, depreciation, and amortization on a constant currency basis. Management believes that these adjustments improve the comparability of period-to-period results and are consistent with how it evaluates the Company’s operating performance. Adjusted EBITDA is reconciled to the most directly comparable GAAP measure in Annex A.

The following chart shows the percentage increase in fiscal year 2021 performance targets over fiscal year 2020 actual results for each metric used to determine the short-term incentive payouts:

FY 2021 Target to FY 2020 Actual Increase/Decrease

Adjusted EPS	14.84%
Company Adjusted Net Revenue	3.3%
Company Adjusted EBITDA	8.5%
Engineering Adhesives Segment Adjusted Net Revenue	5.87%
Engineering Adhesives Segment Adjusted EBITDA	14.22%
Construction Adhesives Segment Adjusted Net Revenue	4.18%
Construction Adhesives Segment Adjusted EBITDA	8.75%
Hygiene, Health and Consumable Adhesives Segment Adjusted Net Revenue	0.97%
Hygiene, Health and Consumable Adhesives Segment Adjusted EBITDA	3.3%

Fiscal 2021 Long-Term Incentive Compensation

In General. For all NEOs, the fiscal year 2021 LTIP design included a mix of equity grants consisting of 50% NQSOs, 25% RSUs and 25% PSUs.

Stock Options. The NQSOs are focused on enhancing employee retention and typically vest in three equal installments on each anniversary date of the grant date if the optionee continues to be employed by the Company. Vested stock options provide a benefit to an executive officer only if the market value of the stock increases over the term of the option and if the executive officer remains employed with the Company, or once employee becomes retirement eligible. Retirement eligibility is defined as 55 years of age and 10 years of service. If a NEO is retirement eligible, stock options immediately vest upon retirement. For awards granted in fiscal year 2019 and later, if a NEO does not remain employed for 180 days from the grant date, the award is forfeited regardless of retirement eligibility. Stock options are granted for a 10-year term. Stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant.

Stock Units. Stock units provide a benefit to an employee only if the employee remains employed until the award vests or once the employee becomes retirement eligible. Dividends are accrued on stock units during the period prior to vesting and are subject to the same vesting requirements, with payment in the form of additional shares once vesting has occurred. Stock units do not have voting rights. In addition, if the market value of the stock increases over the grant date price of the award, the employee further benefits from that appreciation in value. We grant two kinds of stock units.

●

PSUs. For all NEOs, 25% of their equity awards are PSUs vesting only if the Company achieves at least a threshold level of ROIC performance. For awards of PSUs granted prior to fiscal 2021, PSUs vest ratably over three years depending on our performance against the ROIC metric for each year. Payouts range from 0% to 200% of target. For awards granted in fiscal year 2021 and thereafter, PSUs cliff vest three years from the grant date depending on ROIC performance against a metric that is a three-year year target, versus individual annual ROIC targets. Cliff vesting better aligns with our focus on overall ROIC performance during the three-year performance period of the award, incentivizes long-term strategic thinking and behavior, and enhances the retention value of the award.

H. B. FULLER | 2022 Proxy Statement 38

EXECUTIVE COMPENSATION

●

RSUs. For all NEOs, 25% of their equity awards are RSUs vesting based on continued employment over time. RSUs typically vest in three equal annual installments from the grant date, which enhances retention. Prior to fiscal 2021, instead of RSUs, the CEO received a PSU grant that vested over three years only if the Company achieved at least a threshold level of Adjusted EPS, Adjusted Net Revenue or Adjusted EBITDA in the first year of the grant. Beginning in fiscal 2021, this award was replaced with RSUs. This change was made to increase the long-term orientation of the CEO’s compensation and to be consistent with the time-based RSU grants received by the other NEOs.

If a NEO is retirement eligible, RSUs and PSUs continue to vest pursuant to the terms of the award. For awards granted in fiscal year 2019 and later, if a NEO does not remain employed for 180 days from the grant date, the award is forfeited regardless of retirement eligibility.

Fiscal 2021 Long-Term Incentive Awards. The value of an individual’s target award is established to generally correlate with the market median/50th percentile for the applicable position and grade level. The CEO recommends to the Compensation Committee the value of stock options, RSUs and PSUs to be granted to each executive officer. The Compensation Committee retains full authority to accept, modify or reject these recommendations and to increase or decrease the value of the award. The Compensation Committee also reviews total Company performance and the CEO’s individual performance to determine the award for the CEO. The number of options is determined based on a Black-Scholes valuation, and a 30-day share price average is applied. To determine the number of stock units to be awarded, a 30-day share price average is applied.

The Compensation Committee reviews and approves long-term incentives for our CEO and the other executive officers in January of each year. This long-term incentive grant date in January aligns with the annual individual performance review process and allows the grants to occur during the open trading period (after our fiscal year-end annual earnings release) for our common stock as provided under Company policy. We do not allow backdating of options, nor do we have a program, plan, or practice to time stock option grants to executive officers in coordination with the release of material non-public information.

The target values for each NEO’s long-term incentive award are set forth in the table below. It is the general practice of the Compensation Committee to make awards to executive officers in a range of 80% to 120% of the target value below.

Named Executive Officer	Target Value of Long-Term Incentive for FY 2021 ($)	Approximate Value of Long-Term Incentive for FY 2021 ($)

James J. Owens	4,944,660	5,091,803
John J. Corkrean	1,000,000	1,040,000
Theodore M. Clark	1,000,000	1,040,000
Zhiwei Cai	600,000	693,000
M. Shahbaz Malik	450,000	450,000
Andrew E. Tometich	600,000	632,000	[1]

(1)

Mr. Tometich forfeited this long-term incentive grant when he resigned effective September 17, 2021.  In connection with his hiring during fiscal year 2019, Mr. Tometich also received a long-term incentive grant in January 2021 with a value of $300,000 (consisting of 50% non-qualified stock options and 50% restricted stock units), vesting 50% in 2022 and 50% in 2023 based on continued employment. This long-term incentive grant was also forfeited.

Additional CEO Long-Term Incentive Grant. The Compensation Committee awarded Mr. Owens PSO and RSU grants during fiscal 2021, in addition to his other long-term incentive awards. The Committee acknowledged that the next three years would be significant for the Company. Conducting operations in a post-COVID global environment, maximizing the synergies from the Royal acquisition and the Company’s reorganization and restructuring initiatives, properly executing executive succession activities, and delivering sustained returns to shareholders will be key objectives for the Company requiring Mr. Owens’ continued leadership. The awards will support his retention, complement the existing portfolio of long-term incentives at the Company, and provide additional alignment with shareholder interest in TSR growth.

The award value is reasonable relative to external comparisons and within the general parameters of the Company’s existing practices. This specific PSO grant aligns with the Company’s philosophy, and further supports pay for performance by varying the vesting of stock options based on relative TSR performance. This combination of vehicles (RSUs and PSOs) is best suited to support retention and drive long-term shareholder value creation.

H. B. FULLER | 2022 Proxy Statement 39

EXECUTIVE COMPENSATION

The PSO award has an approximate value, at target, of $1,500,000, but no value is delivered without share price appreciation. The stock options may be exercised for 70,488 shares of our common stock, assuming target TSR performance over the three-year performance period, at an exercise price of $51.89 per share, which was the fair market value of a share of our common stock on the grant date. The PSO will cliff-vest on January 27, 2024, with the number of options earned being dependent on the Company’s TSR relative to a performance comparator group during the Company’s fiscal years 2021 through 2023. The performance comparator group consists of 50 publicly traded companies, including the peer group in place at the time of grant and additional companies from the S&P 600 chemical and materials index. The RSU award for 28,121 shares has an approximate value of $1,500,000. The RSUs will also cliff-vest on January 27, 2024. Both awards vest subject to Mr. Owens remaining as CEO of the Company or if an earlier retirement date is mutually agreed upon with the Compensation Committee. In the event of a voluntary termination, the awards are forfeited. In the event of death or disability, the awards immediately vest.

Further information regarding this grant and all LTIP grants can be found in the footnotes to the “Grant of Plan-Based Awards” table later in this Proxy Statement.

Analysis of Fiscal 2019 -2021 Long-Term Incentive Awards. PSUs granted in fiscal years 2019 and 2020 have annual ROIC goals.  Fiscal year 2021 ROIC performance and related vesting of PSUs are set forth below.

Fiscal year 2021 ROIC1 Performance Goals and Achievement

	2019 PSU Grant (Year 3)	2020 PSU Grant (Year 2)

Superior	14.3%	13.3%
Target	10.3%	9.3%
Threshold	8.3%	7.3%

Actual	7.7%	7.7%
Payout Percent	0%	60%

(1)	ROIC is defined as:

NOPAT (Net operating profit after tax)

(Short-Term Debt + Long-Term Debt + Total Equity - Cash).

PSUs granted in fiscal year 2021 have a three-year ROIC goal, for a performance period covering fiscal years 2021-2023. At the beginning of fiscal year 2021, we believed the targets were challenging but achievable. We consider the related target for the ROIC metric to be confidential commercial information the disclosure of which would result in competitive harm to us.

For the fiscal year 2021 grant, if performance during the three-year performance period is less than threshold (target ROIC less 2%), no shares will be earned. If the threshold level is achieved, the PSUs will vest at 50%. If the target level is achieved, the PSUs will vest at 100%. If the superior level (target ROIC plus 4%) is achieved, the PSUs will vest at 200%. Performance between threshold and target and target and superior will be calculated on a straight-line basis.

ROIC is a non-GAAP financial metric that is reconciled with the most directly comparable GAAP financial metric in Annex A.

Fiscal year 2021 RSU and PSU awards are set forth in the “Grants of Plan-Based Awards During Fiscal Year 2021” table in this Proxy Statement.

Fiscal 2017 Performance-Based NQSO Award. In October 2017, the Compensation Committee approved a one-time performance based NQSO award to NEOs to provide incentive for the successful integration of the Royal Adhesives acquisition. These performance based NQSOs would have vested on January 31, 2021 if the Company had achieved Adjusted EBITDA at a certain threshold level for fiscal year 2020. The threshold performance level was not achieved. Therefore, none of these NQSOs vested in fiscal year 2021.

H. B. FULLER | 2022 Proxy Statement 40

EXECUTIVE COMPENSATION

Other Executive Benefits and Perquisites

In General. We provide the following perquisites and benefits to our executive officers:

Perquisites and Benefits	Description

DC Restoration Plan

●     Non-qualified retirement plan, consisting of the following four components:

►     1% non-elective (retirement) contribution restoration for compensation in excess of IRS limits for eligible U.S. employees,

►     An opportunity for a discretionary contribution of 0% to 3% of eligible pay in excess of IRS limits, based on EPS performance[1],

►     4% 401(k) match restoration for compensation match in excess of IRS limits, and

►     Additional credit equal to 7% of eligible earnings.

KEDCP

●    Allows deferral of a portion of annual base salary and/or any annual incentive payment. If an executive defers a portion of his or her salary or incentive payment into the Company stock account, the Company credits units of deferred phantom stock units and matches 10% of the amount credited with phantom stock units. Mr. Corkrean, Mr. Cai and Mr. Tometich participated in this plan during fiscal year 2021.

Financial Counseling	● Up to $7,500 annually in financial planning and tax preparation.

Executive Health Exams	● Annual preventive/diagnostic physical examination and local travel-related expenses. In lieu of this benefit, the CEO receives an annual medical benefits allowance of $7,500.

Excess Liability Insurance

●    Group personal excess liability insurance policy provides individual coverage up to $5,000,000 and $1,000,000 in uninsured/underinsured motorist liability coverage. The Company pays the policy premium and the premium is included in the NEO’s income and is grossed up to pay the tax withholding (except where such payments are not taxable).

Relocation Expense	● Assistance with relocation, sale and purchase of home, temporary living assistance, and movement of property, including a tax gross-up for certain assistance that is taxable.

Long-Term Disability Insurance

●     Executives may elect to purchase long-term disability insurance coverage of 50% of their salary up to $20,000 per month. The premiums are paid on an after-tax basis by the employee and then reimbursed by the Company.

(1)	Information regarding calculation of the fiscal year 2021 contribution is found in the “All Other Compensation” column and related footnotes to the “Summary Compensation Table” on page 44.

Analysis of Fiscal 2021 Executive Benefits and Perquisites. We provide perquisites to our executive officers to generally reflect competitiveness at the market median/50th percentile.

In conjunction with the annual review of the executive compensation program, the Compensation Committee typically reviews executive officer benefits and perquisites for market prevalence. In fiscal year 2020, due to the pandemic, the Compensation Committee determined that only a limited review of benefits and perquisites would be completed. In fiscal year 2021, a more detailed review was completed. The Compensation Committee reviewed market data on the prevalence of the following benefits and perquisites provided by the Company: the DC Restoration Plan, the KEDCP, financial counseling, executive health exams, and long-term disability insurance. The data used to review the market prevalence was based on our peer group and was provided by our compensation consultant. In addition, historical data from the Aon Hewitt U.S. TCM Executive Compensation Policies and Programs 2018 and 2017 surveys was included for reference. The Compensation Committee reviewed the data provided and made no changes based on the general market prevalence of these benefits and perquisites.

All benefits and perquisites paid to our NEOs are disclosed in the “Summary Compensation Table” under the “Other Compensation” column and the footnotes thereto.

H. B. FULLER | 2022 Proxy Statement 41

EXECUTIVE COMPENSATION

Severance, Change-In-Control and Other Employment-Related Agreements

In General. H.B. Fuller does not have employment agreements with any of the NEOs that provide for a specified term of employment. The Company has executive severance agreements discussed under the heading “Severance” and change in control agreements discussed under the heading “Change-in-Control Agreements.”

Severance. The executive severance agreements provide for payment of the following severance benefits if the eligible executive officer’s employment is terminated involuntarily by the Company without cause (as defined in the agreement) or voluntarily by the executive officer for good reason (as defined in the agreement):

●	Severance pay equal to one time (two times for the CEO) base salary plus target annual bonus, payable over the 12 months (24 months for the CEO) following termination;
●	Continued group medical and dental insurance over 12 months (18 months for the CEO); and
●	Outplacement services with a value of up to $20,000.

Except as indicated above with respect to the CEO, the same form of agreement was provided to all NEOs.

Change-in-Control Agreements. All NEOs have entered into change-in-control agreements with H.B. Fuller. The change-in-control agreement is intended to ensure the executive officer remains focused on activities related to a change-in-control that could be in the best interest of the Company and its shareholders, and that the executive officer is not distracted by compensation implications because of a change-in-control. Additionally, change-in-control agreements assist in the retention of executive officers at a time when their departure might be detrimental to the Company and shareholders. The agreements are a critical and effective tool to attract and retain executives and provide for payments under certain circumstances following a change-in-control of the Company. Another purpose of providing change-in-control agreements is to provide financial security to the executive officer in the event the executive officer’s employment is terminated in connection with a change-in-control.

The change-in-control agreements contain a “double trigger” for receipt of change-in-control payments. This means that there must be a change in control of the Company and a termination of employment (or a material change to the NEO's terms of employment, such as demotion, reduction in compensation or required relocation) during the covered period for the provisions to apply and benefits to be paid. The Compensation Committee believes that a “double trigger” is more appropriate than a “single trigger,” because a double trigger prevents the unnecessary payment of benefits to an executive officer if the change in control does not result in the executive officer’s termination of employment or a material change in the terms of the executive officer’s employment.

For change-in-control agreements entered into prior to mid-fiscal year 2018 (for Mr. Owens, Mr. Corkrean and Mr. Cai), the arrangements were structured to ensure that executives receive the full intended benefits of these arrangements if a transaction should take place. Our approach was to provide our executives with arrangements that include a modified tax gross-up. These arrangements eliminated de minimis or inefficient gross-up payments, only providing tax gross-up in cases of significant imbalance. For change-in-control agreements entered into starting in mid-fiscal year 2018 (for Mr. Clark, Mr. Malik, and Mr. Tometich), the Company does not include a tax gross-up provision. The Company instead references a best of net provision whereby the individual is responsible for any excise tax, or the benefit is reduced to not trigger an excise tax. The Company would calculate both scenario estimates and the individual would receive the provision with the highest after-tax benefit estimate.

An explanation of any payments to be made under the change-in-control agreements is found under the heading “Involuntary (Not for Cause) Termination or Good Reason Termination after a Change-in-Control” in the section of this Proxy Statement titled “Potential Payments Upon Termination or Change-In-Control.”

Executive Compensation Policies

Stock Ownership. Goals and levels of executive stock ownership are reviewed annually by the Compensation Committee. An executive officer’s stock ownership includes common stock directly held by the executive officer and common stock held in our 401(k) Plan, restricted stock, RSUs and PSUs, and phantom stock units held in the Key Employee Deferred Compensation Plan. NQSOs and PSOs are not counted toward stock ownership goals. In fiscal year 2021, the Committee decided not to include PSUs in calculating the CEO’s stock ownership to align with market practice.

H. B. FULLER | 2022 Proxy Statement 42

EXECUTIVE COMPENSATION

The guideline for the CEO is ownership of at least five times his base salary in common stock, and the guideline for the other NEOs is ownership of at least three times their base salary. The guideline provides that an executive should strive to reach and then maintain the applicable stock ownership goal within five years of appointment to a new job grade. For the fiscal year 2021 review of stock ownership, all NEOs who had been in their job grade for at least five years had met the applicable stock ownership goal. If after five years in a job grade, a NEO has not met the stock ownership goal, the NEO must retain 100% of all after-tax profit shares from any exercise, vesting or payout of equity awards until the stock ownership guideline is met, unless a hardship exception is granted.

Tax Considerations. Section 162(m) of the U.S. Internal Revenue Code ("Section 162(m)") imposes a $1,000,000 annual deduction limit on compensation payable to certain current and former named executive officers. The Compensation Committee intends to pay competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of the Company and our shareholders. The Compensation Committee, therefore, may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in the best interests of H.B. Fuller and our shareholders.

Various programs, including our benefit plans that provide for deferrals of compensation are subject to Section 409A of the Internal Revenue Code. We have reviewed such plans for compliance with Section 409A and believe that they comply.

Prohibition on Hedging and Pledging.  Our insider trading policy prohibits hedging transactions in Company securities by all employees and directors. Hedging transactions include, for example, prepaid variable contracts, equity swaps, “costless collars” and other transactions that are designed to hedge or offset any decrease in the market value of Company securities. Additionally, our insider trading policy prohibits pledging transactions by directors and executive officers.

Clawbacks. Our clawback policy generally allows the Compensation Committee to recoup incentive-based compensation from any current or former executive officer or key manager if (i) the payment was predicated on achieving certain financial results that were subsequently the subject of a restatement of Company financial statements due to the material non-compliance with any financial reporting requirements or (ii) the Compensation Committee determines that the executive officer or key manager engaged in intentional misconduct in performing his or her duties. In such a case, the Compensation Committee may require the executive officer or key manager to reimburse the Company for all or a portion of any incentive based compensation paid within the three-year period prior to the date that the Company is required to prepare the restatement or the executive officer’s or key manager’s intentional misconduct occurred.

Non-GAAP Financial Measures

The "Compensation Discussion and Analysis" section of this Proxy Statement contains non-GAAP financial measures, including Adjusted EPS, Adjusted Net Revenue, Adjusted EBITDA and ROIC measured on a company-wide basis and certain financial measures for individual operating segments. See "Reconciliation of Non-GAAP Financial Information" in Annex A to this Proxy Statement for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with H.B. Fuller management the Compensation Discussion and Analysis. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Annual Report on Form 10-K for the year ended November 27, 2021.

Compensation Committee of the Board of Directors of H.B. Fuller Company

Dante C. Parrini, Chair	Ruth S. Kimmelshue
Daniel L. Florness	Lee R. Mitau
Michael J. Happe	Teresa J. Rasmussen

H. B. FULLER | 2022 Proxy Statement 43

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows the cash and non-cash compensation for the last three fiscal years awarded to or earned by our NEOs, which include individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal year 2021 and four other most highly compensated executive officers who either were serving as executive officers at the end of fiscal year 2021 or served as an executive officer during fiscal year 2021.

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)[1,5]	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)[6]	All Other Compensation ($)[7]	Total ($)

JAMES J. OWENS	2021	1,236,165	-	3,935,857	3,916,267	2,042,000	29,549	449,016	11,608,854
President and	2020	1,225,977	-	2,367,071	2,342,618	1,044,717	45,542	362,306	7,388,231
Chief Executive Officer	2019	1,167,813	-	2,595,195	2,194,071	956,994	43,430	350,655	7,308,158

JOHN J. CORKREAN	2021	447,181	-	753,569	501,728	460,000	3,407	171,373	2,337,258
Executive Vice President &	2020	455,498	-	636,759	473,766	230,727	4,211	148,594	1,949,555
Chief Financial Officer	2019	449,905	-	526,663	399,347	291,920	2,861	149,840	1,820,536

THEODORE M. CLARK	2021	557,404	-	505,824	501,728	575,000	665	149,932	2,290,553
Executive Vice President &	2020	541,539	-	478,665	473,766	288,408	-	110,928	1,893,306
Chief Operating Officer

ZHIWEI CAI	2021	521,271	-	385,916	334,315	507,600	3,542	91,740	1,844,384
Executive Vice President,	2020	524,535	-	308,493	284,256	123,123	4,865	92,219	1,337,491
Engineering Adhesives	2019	475,503	-	332,400	266,231	284,311	4,146	87,569	1,450,160

M. SHAHBAZ MALIK[8]	2021	433,269	-	218,872	217,094	310,000	289	96,634	1,276,158
Senior Vice President,
Construction Adhesives

ANDREW E. TOMETICH[9]	2021	426,233	-	453,311	449,628	-	414	108,570	1,438,156
Former Executive Vice President, Hygiene,	2020	503,000	-	430,799	426,379	329,517	-	112,923	1,802,618
Health and Consumable Adhesives	2019	133,488	150,000	517,684	471,598	64,064	-	116,682	1,453,516

(1)

Includes cash compensation deferred at the election of the executive under the 401(k) Plan and/or the KEDCP. During fiscal year 2021, only Mr. Corkrean and Mr. Cai contributed to H.B. Fuller “stock fund” in the KEDCP. Mr. Corkrean contributed $111,223 of his salary and $115,000 of his STIP payment into phantom units in the KEDCP and received a 10% match from the Company on those contributions. Mr. Cai contributed $11,999 of his salary and $32,400 of his STIP payment into phantom units in the KEDCP and received a 10% match from the Company on those contributions. These amounts have been subtracted from the applicable “Salary” and “Bonus” columns of this table (as applicable) and the value of the phantom units and match are shown in the “Stock Awards” column of this table. Their contributions are also shown in the “Non-Qualified Deferred Compensation” table and in the “Grants of Plan-Based Awards” table.

(2)	The amount in this column for Mr. Tometich represents the payment of a hiring bonus in fiscal year 2019.
(3)

The amounts in this column represent the grant date fair value of (a) phantom units deferred under the KEDCP, plus a 10% match from the Company, as described in footnote 1, and (b) RSU and PSU grants made under the LTIP in fiscal years 2021, 2020 and 2019. The grant date fair value is calculated in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the date of grant and, for fiscal year 2021 grants, based on assumptions set forth in Note 9 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 27, 2021, except that the assumption related to forfeitures is not included in the calculations for these purposes. See the "Grant of Plan-Based Awards Table During 2021" table in this Proxy Statement for additional information on the fiscal year 2021 grants. The  value of PSU grants made in fiscal year 2021, assuming maximum performance (200% of target), are: for Mr. Owens, $2,476,606 (amount reported in the column is $1,238,303), for Mr. Corkrean, $505,824 (amount reported in this column is $252,912); for Mr. Clark, $505,824 (amount reported in this column is $252,912); for Mr. Cai, $337,077 (amount reported in this column is $168,539), for Mr. Malik, $218,872 (amount reported in this column is $109,435) and for Mr. Tometich $307,396 (amount reported in this column is $153,698).

The amounts in this column also include an RSU grant for Mr. Owens with a grant date fair value of $1,459,199, which is described under “Additional CEO Long-Term Incentive Grants.”
(4)

The amounts in this column represent the grant date fair values of stock option awards made under the LTIP. In accordance with FASB ASC Topic 718, the grant date fair value of these awards has been determined using the Black-Scholes method and based on the assumptions set forth in Note 9 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 27, 2021, except that the assumption related to forfeitures is not included in the calculations for these purposes.

The amounts in this column also include a PSO grant for Mr. Owens with a grant date fair value of $1,459,806, which is described under “Additional CEO Long-Term Incentive Grants.”  The value of the PSO, assuming maximum performance (200% of target), is $2,919,612.

(5)

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the amounts in this column represent cash incentives earned under our STIP less any amounts deferred into phantom stock units in the KEDCP. See footnote 1 above.

H. B. FULLER | 2022 Proxy Statement 44

EXECUTIVE COMPENSATION

(6)

Amounts reported in this column include the amount of interest accrued during the applicable fiscal year on the officer’s account in the DC Restoration Plan that exceeded 120% of the applicable federal long-term monthly rate in fiscal year 2021. No NEOs participate in the H.B. Fuller Legacy Pension Plan.

(7)

The table below shows the components of this column for fiscal year 2021, which include Company matching contributions to H.B. Fuller’s defined contribution plans, dividends on RSUs and PSUs, and perquisites paid by the Company for the benefit of the executive officers.

All Other Compensation -- Fiscal Year 2021

Name	Defined Contribution Plan Company Match & Contributions ($)[a]	Defined Contribution Restoration Plan Contributions ($)[a]	Dividends on Unvested RSUs and PSUs ($)[b]	Perquisites ($)[c]	Total ($)

James J. Owens	21,294	306,022	84,186	37,514	449,016
John J. Corkrean	21,294	87,749	18,033	44,297	171,373
Theodore M. Clark	21,294	100,090	11,003	17,545	149,932
Zhiwei Cai	21,294	54,575	10,525	5,346	91,740
M. Shahbaz Malik	21,294	59,913	5,844	9,583	96,634
Andrew E. Tometich	14,479	74,594	7,263	12,234	108,570

(a)

For the contributions related to the discretionary contribution of 0% to 3% of eligible earnings in excess of IRS limits, based on Adjusted EPS performance of $3.47, a 2.35% contribution was made as the threshold of $3.09 was met. Target level was $3.25 and the superior level was $3.58. Straight line interpolation is used for performance above $3.09 up to $3.58. See further discussion in the section titled “Other Executive Benefits and Perquisites” in the “Compensation Discussion and Analysis” section of this Proxy Statement on page 41.

(b)	Dividends on unvested RSUs and PSUs are not paid unless the RSUs or PSUs vest.
(c)	The perquisites presented below are valued at the amount paid by, or the incremental cost to, the Company.

Perquisites - Fiscal Year 2021

Name	Insurance ($)[i]	Health Exam ($)	Moving Expenses and Transfer Allowance ($)	Gifts ($)ii	Financial Counseling ($)	Charitable Matching Contributions and Donationsiii	Total Perquisites ($)

James J. Owens	4,914	7,500	-	-	7,500	17,600	37,514
John J. Corkrean	2,399	-	-	-	7,500	34,398	44,297
Theodore M. Clark	2,545	-	-	-	-	15,000	17,545
Zhiwei Cai	4,398	-	-	38	900	10	5,346
M. Shahbaz Malik	4,055	-	4,803	-	625	100	9,583
Andrew E. Tometich	1,534	-	-	-	5,700	5,000	12,234

(i)

Includes premiums paid on a tax-protected basis on personal excess liability insurance of $1,665 and a related tax gross-up of $1,396 for Mr. Owens, $734 for Mr. Corkrean, $880 for Mr. Clark, $880 for Mr. Cai and $717 for Mr. Malik. Also includes reimbursement for long-term disability insurance premiums in the following amounts: $1,853 for Mr. Owens, $1,853 for Mr. Cai, $1,673 for Mr. Malik and $1,534 for Mr. Tometich.

(ii)	Gift amount includes a tax gross up of $13.
(iii)

Amounts in this column represent matching contributions by the Company under a broad-based plan for all U.S. employees to match charitable contributions between $50 and $1,000 made to qualifying 501(c)(3) nonprofit organizations and a 50% match on all donations by NEOs to the United Way. Also includes amounts under the Company’s Executive Charitable Board Support program under which key managers (including all the NEOs in this Proxy Statement) are eligible to direct H.B. Fuller Company Foundation charitable contributions to qualifying 501(c)(3) nonprofit organizations where they are serving as board members.

(8)	Mr. Malik became a NEO beginning in fiscal year 2021.
(9)	Mr. Tometich resigned from the Company effective September 17, 2021.

H. B. FULLER | 2022 Proxy Statement 45

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS DURING FISCAL 2021

The following table summarizes the grants of plan-based awards in fiscal year 2021 for each of the NEOs in the “Summary Compensation Table”. For more information on the terms of these awards, see “Fiscal 2021 Short-Term Incentive Compensation” and “Fiscal 2021 Long-Term Incentive Compensation” in the “Compensation Discussion and Analysis”.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]						All Other Stock Awards: Number of Shares of Stock		Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Options
Name and Award Type	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)		or Units (#)		Options (#)[3]	Awards ($/Sh)	Awards ($)[4]
JAMES J. OWENS
STIP Award			222,510	1,483,398	2,966,797
LTIP Award - PSUs	1/27/2021	1/21/2021				11,982		23,864		47,728						1,238,303
LTIP Award - RSUs	1/27/2021	1/21/2021										23,865	[6]			1,238,355
LTIP Award - NQSOs	1/27/2021	1/21/2021												187,889	51.89	2,456,461
LTIP Award - RSUs	1/27/2021	1/21/2021										28,121	[5]			1,459,199
LTIP Award - PSOs	1/27/2021	1/25/2021				35,244	[5]	70,488	[5]	140,976	[5]				51.89	1,459,806

JOHN J. CORKREAN
STIP Award			62,713	418,089	836,178
LTIP Award - PSUs	1/27/2021	1/21/2021				2,437		4,874		9,748						252,912
LTIP Award - RSUs	1/27/2021	1/21/2021										4,874	[6]			252,912
LTIP Award - NQSOs	1/27/2021	1/21/2021												38,376	51.89	501,728
KEDCP												3,664	[7]			247,745

THEODORE M. CLARK
STIP Award			62,713	418,089	812,418
LTIP Award - PSUs	1/27/2021	1/21/2021				2,437		4,874		9,748						252,912
LTIP Award - RSUs	1/27/2021	1/21/2021										4,874	[6]			252,912
LTIP Award - NQSOS	1/27/2021	1/21/2021												38,376	51.89	501,728

ZHIWEI CAI
STIP Award			51,997	346,646	693,292
LTIP Award - RSUs	1/27/2021	1/21/2021				1,624		3,248		6,496						168,539
LTIP Award - PSUs	1/27/2021	1/21/2021										3,248	[6]			168,539
LTIP Award - NQSOs	1/27/2021	1/21/2021												25,571	51.89	334,315
KEDCP												704	[7]			48,816

M. SHAHBAZ MALIK
STIP Award			33,798	225,317	450,633
LTIP Award - RSUs	1/27/2021	1/21/2021				1,055		2,109		4,218						109,436
LTIP Award - PSUs	1/27/2021	1/21/2021										2,109	[6]			109,436
LTIP Award - NQSOs	1/27/2021	1/21/2021												16,605	51.89	217,094

ANDREW E TOMETICH
STIP Award[9]			50,823	338,821	677,642
LTI Award - PSUs	1/27/2021	1/21/2021				1,481		2,962		5,924						153,698
LTI Award - RSUs	1/27/2021	1/21/2021										2,962	[6]			153,698
LTI Award - NQSOs	1/27/2021	1/21/2021												23,321	51.89	304,899
LTI Award - RSUs	1/27/2021	1/21/2021										2,812	[8]			145,915
LTI Award - NQSOs	1/27/2021	1/21/2021												11,070 [8]	51.89	144,729

(1)

The amounts shown in these columns represent the opportunity under our STIP for fiscal year 2021 performance discussed under the heading “Fiscal 2021 Short-Term Incentive Compensation” in this Proxy Statement. The amount in the threshold column represents the potential payout if the threshold level is met for Adjusted EPS (50% of target) and there is no payment for any other metrics for the applicable NEO. The amount in the target column represents the potential payout if the target level is met for all STIP metrics for the applicable NEO (100% of target). The amount in the maximum column represents the potential payout if the maximum level is met for all STIP metrics for the applicable NEO (200% of target). The short-term incentive opportunities may be -0- if the threshold metric is not met for all the metrics for a NEO. The actual amount paid out in January 2022 under the STIP is set forth in the “Summary Compensation Table”.

(2)

For all NEOs, the PSU awards were granted under the 2020 Incentive Plan and cliff vest in three years from the date of grant based upon ROIC performance. For all grants, if performance is less than threshold (target ROIC less 2%), the PSUs will vest with a value of 0, i.e., no shares will be earned. If the threshold level is achieved, the PSUs will vest at 50%. If the target level is achieved, the PSUs will vest at 100%. Performance between threshold and target and target and superior will be calculated on a pro rata basis. If the superior level (target ROIC plus 4%) is achieved, the PSUs will vest at 200%. Under the 2020 Incentive Plan, dividends on PSUs are accrued by H.B. Fuller at the same rate as payable to all H.B. Fuller shareholders and are paid when the PSUs vest. The fair value of the PSU awards is calculated by multiplying the target number of units of PSUs by the closing price of the common stock on the date of grant. The PSUs become immediately vested in the event of death or disability. The value of accrued dividends is included in the “Summary Compensation Table” in the “All Other Compensation” column.

(3)

The NQSOs are granted under the 2020 Master Incentive Plan and become exercisable at the rate of one-third each year beginning on the first anniversary of the grant date and expire 10 years from the grant date. These options become immediately exercisable upon retirement (age 55 and 10 years of service), death or disability.

(4)

The grant date fair value of RSU and PSU awards is calculated by multiplying the number of units by the closing price of our common stock on the date of grant. The Black-Scholes option pricing method was used to estimate the grant date fair value of the options in this column. The assumptions used to develop the grant date valuations for the options are as follows: (i) risk free rate of return of .41%, dividend rate of 1.27%,

H. B. FULLER | 2022 Proxy Statement 46

EXECUTIVE COMPENSATION

volatility rate of 32.49%, quarterly reinvestment of dividends and an average term of 5 years.  No adjustments have been made for non-transferability or risk of forfeiture.  The real value of the stock options in this table will depend on the actual performance of our common stock during the applicable period and the fair market value of our common stock on the date the options are exercised.

(5)

Mr. Owens received a grant of PSOs and RSUs as described under ‘Additional CEO Long-Term Incentive Grants.”  A target number of options will be earned if the Company’s TSR is equal to the 50th percentile of the performance comparator group. No options will vest if the Company’s TSR is below the 25th percentile of the performance comparator group. The number of options may increase up to 200% of the target number if the Company’s TSR is at or above the 75th percentile of the performance comparator group. If the Company’s TSR is negative over the three-year performance period (fiscal years 2021 through 2023), then no more than the target number of options may vest, regardless of the Company’s relative performance over the period. The RSUs will cliff vest on January 27, 2024, subject to Mr. Owens remaining as CEO of the Company or if an earlier retirement date is mutually agreed upon with the Compensation Committee.

(6)

The RSUs were granted under the 2020 Incentive Plan. The RSUs vest in three annual installments beginning on the first anniversary date of the grant. Under the 2020 Incentive Plan, dividends on RSUs are accrued by H.B. Fuller at the same rate as payable to all H.B. Fuller shareholders and are paid when the RSUs vest. The RSUs become immediately vested in the event of death or disability. The fair value of the RSUs is calculated by multiplying the number of units of RSUs by the closing price of our common stock on the date of grant. The value of accrued dividends is included in the “Summary Compensation Table” in the “All Other Compensation” column.

(7)

The KEDCP allows NEOs to defer of a portion of their annual base salary and/or any annual short-term incentive payment. If a NEO defers a portion of his or her salary or short-term incentive payment into the Company stock account in the KEDCP, the Company credits units of deferred phantom stock units and matches 10% of the amount credited with phantom stock units. Mr. Corkrean and Mr. Cai were the only NEOs who deferred into phantom stock units during fiscal year 2021.  The amounts were deferred on various dates throughout the fiscal year and the total amount deferred, plus the 10% match, is shown here.

(8)

These RSUs and NQSOs were new hire grants under the 2020 Incentive Plan that Mr. Tometich forfeited upon his resignation from the Company effective September 17, 2021.  50% of the award would have vested on January 27, 2022 and the remaining 50% on the second anniversary date of the grant, subject to continued employment. All other terms of the RSU grant were the same as in footnote 6 above. All other terms of the NQSO grant were the same as in footnote 3 above.

(9)	Mr. Tometich was not eligible to receive a STIP award for fiscal year 2021 due to his resignation prior to fiscal year end.

H. B. FULLER | 2022 Proxy Statement 47

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL 2021 YEAR-END

The following table summarizes the outstanding equity awards as of November 27, 2021 for each of the named executive officers in the “Summary Compensation Table.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)[2]	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[3]	Market Value of Shares or Units of Stock That Have Not Vested ($)[4]	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)[5]	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)[4]

JAMES J. OWENS	1/24/2013	80,697	—		39.64	1/24/2023
	1/23/2014	79,061	—		48.92	1/23/2024
	1/22/2015	112,727	—		41.00	1/22/2025
	1/19/2016	182,039	—		33.38	1/19/2026
	1/26/2017	151,826	—		50.10	1/26/2027
	1/25/2018	146,887	—		53.57	1/25/2028
	1/24/2019	149,425	76,978		45.05	1/24/2029
	1/24/2020	78,827	160,045		48.35	1/24/2030
	1/27/2021	—	187,889		51.89	1/27/2031
	1/27/2021	—		140,976	51.89	1/27/2031
	1/24/2019						8,580	634,062
	1/24/2019								0	0
	1/24/2020						16,813	1,242,481
	1/24/2020								16,574	1,224,819
	1/27/2021						24,113	1,781,951
	1/27/2021								24,112	1,781,877
	1/27/2021						28,413	2,099,721

JOHN J. CORKREAN	5/17/2016	16,672	—		43.48	5/17/2026
	1/26/2017	23,696	—		50.10	1/26/2027
	1/25/2018	21,834	—		53.57	1/25/2028
	1/24/2019	27,197	14,011		45.05	1/24/2029
	1/24/2020	15,941	32,368		48.35	1/24/2030
	1/27/2021	—	38,376		51.89	1/27/2031
	1/24/2019						1,563	115,506
	1/24/2019								0	0
	1/24/2020						3,401	251,334
	1/24/2020								3,352	247,713
	1/27/2021						4,925	363,958
	1/27/2021								4,925	363,958

THEODORE M. CLARK	10/20/2017	83,402	—		57.70	10/20/2027
	1/24/2020	15,941	32,368		48.35	1/24/2030
	1/27/2021	—	38,376		51.89	1/27/2031
	1/24/2020						3,401	251,334
	1/24/2020								3,352	247,713
	1/27/2021						4,925	363,958
	1/27/2021								4,925	363,958

ZHIWEI CAI	1/23/2014	2,746	—		48.92	1/23/2024
	1/26/2017	13,033	—		50.10	1/26/2027
	1/25/2018	16,375	—		53.57	1/25/2028
	1/24/2019	18,131	9,341		45.05	1/24/2029
	1/24/2020	9,565	19,420		48.35	1/24/2030
	1/27/2021	—	25,571		51.89	1/27/2031
	1/24/2019						1,041	76,930
	1/24/2019								0	0
	1/24/2020						2,040	150,756
	1/24/2020								2,011	148,613
	1/27/2021						3,282	242,540
	1/27/2021								3,282	242,540

M. SHAHBAZ MALIK	1/24/2020	5,977	12,138		48.35	1/24/2030
	1/27/2021	—	16,605		51.89	1/27/2031
	1/24/2020						1,276	94,296
	1/24/2020								1,257	92,892
	1/24/2020						2,031	150,091
	1/27/2021						2,131	157,481
	1/27/2021								2,130	157,407

ANDREW E. TOMETICH[6]

H. B. FULLER | 2022 Proxy Statement 48

EXECUTIVE COMPENSATION

(1)

NQSOs generally vest in three equal annual installments beginning on the first anniversary of the grant date. Options become immediately exercisable upon retirement (age 55 and 10 years of service), death, disability, or change-in-control. A double trigger is required for vesting after a change-in-control after mid-fiscal 2018.

(2)

These PSOs cliff-vest on January 27, 2024, with the number of options earned being dependent on the Company’s TSR relative to a performance comparator group during the Company’s fiscal years 2021 through 2023. The number of options shown is based on achieving maximum performance. See footnote 5 to the “Grant of Plan-Based Awards” table for more detail.

(3)

RSUs generally vest in three equal annual installments beginning on the first anniversary of the grant date. The RSUs become immediately vested in the event of death, disability, and change-in-control. A double trigger is required for vesting after a change-in-control after mid-fiscal 2018. For the CEO, the grants dated January 24, 2019 and January 24, 2020 in this column are PSUs that have a performance measure related to Adjusted EPS, Adjusted EBITDA or Adjusted Net Revenue. One or more of these performance measures has been met for each of Mr. Owens’ grants.

Therefore, the awards will vest ratably over three years and are included in this column.

(4)	The market value is based on the closing price on November 27, 2021 (the last business day of the fiscal year) of $73.90.
(5)

Awards of stock units to NEOs are generally 50% RSUs and 50% PSUs. For the CEO, prior to fiscal year 2021, all grants of RSUs were performance-based. See footnote 3 above. For awards granted in fiscal 2019 and fiscal 2020, 50% of the stock unit grant is subject to a ROIC target, which will not vest unless at least a threshold level of performance is met in each year of vesting. Beginning in fiscal year 2021, 50% of the stock unit grant is subject to a three-year ROIC target and will cliff vest on the third anniversary of the grant date. For the awards granted in fiscal year 2019, the number of shares and payout value for the final tranche reported is based on the actual fiscal year 2021 performance. Performance for this tranche was below threshold and the shares were forfeited. For the awards granted in fiscal year 2020, the number of shares and payout value assume target performance. For the award granted in fiscal 2021, the number of shares and payout value assume target performance.

(6)	Mr. Tometich resigned from the Company effective September 17, 2021. There are no outstanding awards for Mr. Tometich as of fiscal 2021 year end.

OPTION EXERCISES AND STOCK VESTED—FISCAL YEAR 2021

The following table summarizes the number of options exercised and shares of restricted stock vested during fiscal year 2021 for each of the NEOs in the “Summary Compensation Table”.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
James J. Owens	38,941	1,373,538	31,412	1,638,467
John J. Corkrean	—	—	5,698	297,798
Theodore M. Clark	—	—	2,856	150,597
Zhiwei Cai	—	—	3,721	194,216
M. Shahbaz Malik	—	—	3,077	162,250
Andrew E. Tometich	69,112	1,368,922	3,220	169,791

(1)

The value realized on the exercise of options is the closing market price of a share of H.B. Fuller common stock on the date of exercise less the exercise price, multiplied by the number of shares exercised.

(2)	The value realized on the vesting of stock awards is the closing market price of a share of H.B. Fuller common stock on the date of vesting(s) multiplied by the number of vested shares.

H. B. FULLER | 2022 Proxy Statement 49

EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION—FISCAL YEAR 2021

The following table summarizes information with respect to the participation of the NEOs in our nonqualified deferred compensation plans – the KEDCP and DC Restoration Plan. The Company makes a 1% non-discretionary contribution to the DC Restoration Plan and there is an opportunity for a discretionary contribution of 0% to 3% of eligible earnings in excess of IRS limits, based on EPS performance. For fiscal year 2021, the discretionary contribution was 2.35% of eligible earnings based on Adjusted EPS of $3.47. The Company also makes a 4% matching contribution to the DC Restoration Plan in excess of IRS limits and a contribution of 7% of eligible earnings. Participation in the KEDCP is voluntary.

Name	Plan Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)[2]	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals /Distributions ($)	Aggregate Balance at Last FYE ($)[3]
James J. Owens	KEDCP	-	-	-	-	-
	DC Restoration Plan	-	306,022	84,999	-	3,007,007
John J. Corkrean	KEDCP	167,428	16,743	161,726	-	682,111
	DC Restoration Plan	-	87,749	10,015	-	416,506
Theodore M. Clark	KEDCP	-	-	-	-	-
	DC Restoration Plan	-	100,090	4,762	-	186,783
Zhiwei Cai	KEDCP	264,708	1,985	453,636	-	2,838,055
	DC Restoration Plan	-	54,575	10,233	-	389,241
M. Shahbaz Malik	KEDCP	-	-	-	-	-
	DC Restoration Plan	-	59,913	946	-	97,609
Andrew E. Tometich	KEDCP	18,410	-	1,240	-	43,161
	DC Restoration Plan	-	74,594	3,575	-	97,609

(1)

Only Mr. Corkrean, Mr. Cai and Mr. Tometich made contributions to the KEDCP during fiscal year 2021. The amount in this column: (i) for Mr. Corkrean is a deferral of fiscal year 2021 salary in the amount of $109,746 and short-term incentive related to fiscal year 2020 in the amount of $57,682; (ii) for Mr. Cai is a deferral of fiscal year 2021 salary in the amount of $159,923 and short-term incentive related to fiscal year 2020 in the amount of $104,785; and (iii) for Mr. Tometich is a deferral of fiscal year 2021 salary in the amount of $1,935 and short-term incentive related to fiscal year 2020 in the amount of $16,456.  The fiscal year 2021 salary deferrals for Mr. Corkrean and Mr. Cai which are deferred into phantom stock units are included in the “Stock Awards” column of the “Summary Compensation Table”. Mr. Corkrean and Mr. Cai also deferred amounts from their fiscal year 2021 short-term incentive awards and those amounts are also included in the “Stock Awards” column of the “Summary Compensation Table”. Participants are not allowed to make contributions to the DC Restoration Plan.

(2)

The amount in this column related to the KEDCP is also included in the “Stock Awards” column of the “Summary Compensation Table” and includes the Company’s 10% match under the KEDCP for any amounts deferred into the Company stock account. The Company contributions under the DC Restoration Plan) are also included in the “Stock Awards” column of the “Summary Compensation Table”.

(3)

Of the totals in this column, the table below sets forth amounts that were previously reported as compensation to the relevant NEOs in our “Summary Compensation Table” for previous years for the KEDCP and for the DC Restoration Plan.

Name	Plan Name	Amount previously reported as compensation to the named executive officer in our Summary Compensation Table for previous years (a)

James J. Owens	KEDCP	-
	DC Restoration Plan	2,571,032
John J. Corkrean	KECDP	340,421
	DC Restoration Plan	318,742
Theodore M. Clark	KEDCP	-
	DC Restoration Plan	81,931
Zhiwei Cai	KEDCP	711,078
	DC Restoration Plan	164,411
M. Shahbaz Malik	KEDCP	-
	DC Restoration Plan	-
Andrew E. Tometich	KEDCP	39,690
	DC Restoration Plan	50,318

(a)	Amounts for the DC Restoration Plan also include earnings from previous fiscal years, which are not reported in the “Summary Compensation Table” in previous years.

H. B. FULLER | 2022 Proxy Statement 50

EXECUTIVE COMPENSATION

Key Employee Deferred Compensation Plan. The KEDCP is a nonqualified deferred compensation plan that allows deferral of salary or short-term incentive awards on a pre-tax basis. Executive officers may defer up to 80% of their base salary or up to 100% of their short-term incentive award. The plan is unfunded and does not protect the executive from insolvency of the Company.

Amounts deferred under the KEDCP are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more hypothetical investment options selected by the executive. Executive officers can change their investment elections at any time. The one-year rates of return for such investments for fiscal 2021 are as follows:

PIMCO VIT Total Return AC	-1.32%	Goldman VIT MidCap Value	28.18%
PIMCO VIT Real Return AC	6.05%	Fidelity VIP MidCap SC	27.45%
Fidelity VIP Equity-Income SC	22.52%	T. Rowe Price MidCap Growth II	15.96%
T. Rowe Price Equity Income II	22.11%	Royce Micro-Cap IC	36.04%
BNY Mellon Stock Index	27.10%	Lincoln VIPT Baron Growth Opportunities SC	20.34%
Fidelity VIP Contrafund SC	28.24%	Morgan Stanley VIF US Real Estate Portfolio	30.39%
Invesco V.I. Capital Appreciation	26.81%	Invesco V.I. Global Securities VA Non-SS	18.00%
Janus Henderson Forty Fund	26.65%	BNY Mellon Variable Investment, Appreciation	26.82%
Janus Aspen Overseas Portfolio	12.83%	Fidelity VIP Growth	19.53%
H.B. Fuller Company stock	38.6%

Participants who invest in the Company stock fund are eligible to receive a 10% match in Company stock. The value of the matching contributions received, if any, is disclosed in the “Summary Compensation Table” in this Proxy Statement. During fiscal year 2021, only Mr. Corkrean, Mr. Cai and Mr. Tometich made contributions to this plan. In addition, the Compensation Committee may make discretionary contributions to a participant’s Company stock account under this plan. For fiscal year 2021, no discretionary contributions were made to any of the NEOs. Balances in the plan reflect amounts that have accumulated over time.

Executive officers are always 100% vested in their KEDCP account and are entitled to receive a distribution from their account under the following circumstances: separation from service, death, disability, age 65, date elected or unforeseeable emergency that results in severe financial hardship that is consistent with the meaning of that term under section 409A of the Internal Revenue Code. Distributions are made in either a lump sum or, if previously elected by the executive officer, up to 11 annual installments. Distributions from the Company stock account will be in the form of stock and all other amounts will be distributed in cash.

Defined Contribution Restoration Plan.  The DC Restoration Plan is a non-qualified unfunded retirement plan that is intended to provide for retirement benefits above amounts available under H.B. Fuller’s tax-qualified retirement plans. Participants in this plan receive annual credits in a bookkeeping account that is hypothetical in nature. Following are the four component accounts in the plan:

●

4% restoration plan match credit provides a contribution of 4% of eligible pay in excess of the IRS annual compensation limit if the participant defers the maximum allowed contribution under the H.B. Fuller Company 401(k) & Retirement Plan. Participants are immediately 100% vested in the value of the match restoration contribution.

●	1% “restoration non-elective” credit provides a contribution of 1% of eligible pay in excess of the IRS annual compensation limit.
●	The potential for 0-3% of eligible pay in excess of the IRS annual compensation limit based on EPS performance. Participants become vested after 3 years of service with the Company.
●	7% credit on all eligible earnings. Participants become vested after 3 years of participation in the DC Restoration Plan.

Interest on contributions is based on the daily Wall Street Journal prime rate when credited.  Upon termination, the vested balance is paid in a lump sum approximately 90 days after the end of the sixth month after termination.  Upon death or disability, the vested balance is paid in a lump sum approximately 90 days after date of death or after becoming totally disabled as defined by the plan.

Contributions made on behalf of NEOs under the DC Restoration Plan are disclosed in the “Summary Compensation Table” in this Proxy Statement.

H. B. FULLER | 2022 Proxy Statement 51

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

In General

The Company has certain arrangements, policies and practices covering the NEOs in this Proxy Statement that require it to provide compensation in the event of certain types of terminations, including certain terminations due to a change-in-control of the Company.

The information set forth below describes amounts that the Company would pay or provide to a NEO or his or her beneficiaries in each of the following situations: voluntary termination, involuntary for cause termination, involuntary not for cause termination or good reason termination, involuntary (not for cause) or good reason termination after a change-in-control, death, disability, and retirement. The estimated amounts payable are calculated as if the termination occurred on the last business day of the fiscal year, November 26, 2021, using the closing share price from the last business day of the fiscal year.

We have not included payments or benefits that are fully disclosed in the “Nonqualified Deferred Compensation Table” in this Proxy Statement, unless such payment is enhanced or its vesting or other provisions are accelerated. We have also not included information or payments related to contracts, agreements, plans or arrangements to the extent that they do not discriminate in scope, term, or operation in favor of the NEOs and that are available generally to all salaried employees. We call these benefits “general benefits” and they include:

●	Accrued Vacation Pay
●	401(k) Plan (or similar applicable plan)
●	Health and Welfare Benefits
●	Life Insurance Proceeds

Voluntary Termination

In the event of a voluntary termination as of the last business day of the fiscal year, the Company is not obligated to provide any enhanced benefits or accelerate vesting of any existing benefits of a NEO unless the NEO is retirement eligible. For all long-term incentive awards, retirement eligibility is defined as 55 years of age and 10 years of service. If a NEO is retirement eligible, stock options immediately vest upon retirement and RSUs and PSUs continue to vest pursuant to the terms of the award. For awards granted in fiscal year 2019 and later, if a NEO does not remain employed for 180 days from the grant date, the award is forfeited regardless of retirement eligibility.

Retirement

In the event of a retirement as of the last business day of the fiscal year, stock options immediately vest and RSUs and PSUs continue to vest pursuant to the terms of the award. Retirement eligibility is defined as 55 years of age and 10 years of service. For awards granted in fiscal year 2019 and later, if a NEO does not remain employed for 180 days from the grant date, the award is forfeited regardless of retirement eligibility.

Involuntary For Cause Termination

In the event of an involuntary for cause termination as of the last business day of the fiscal year, the Company is not obligated to provide any enhanced benefits or accelerate vesting of any existing benefits of a NEO. Under our long-term incentive award agreements, “cause” means any act by the NEO that is materially inimical to the best interests of the Company and that constitutes common law fraud, a felony or other gross malfeasance of duty on the part of the Participant. In such a termination, all stock awards are forfeited.

H. B. FULLER | 2022 Proxy Statement 52

EXECUTIVE COMPENSATION

Involuntary Not For Cause Termination or Good Reason Termination

In the event of an involuntary not for cause termination or a good reason termination as of the last business day of the fiscal year, a NEO’s compensation would be affected as follows.

We have a severance arrangement with each of the NEOs. If the NEO’s employment with the Company is involuntarily terminated at the initiative of the Company for any reason other than cause or disability or at the initiative of the executive for good reason and such termination does not occur during the protected period of a change-in-control, then the executive officer is entitled to receive certain severance benefits. Good reason means a material reduction of the executive officer’s base salary, material diminution in the executive officer’s authority and duties, or a required change of the executive officer’s principal work location of 50 miles or more. Protected period means the 24-month period immediately following each change-in-control. To receive severance, the executive officer must sign a release of claims in favor of the Company and be in compliance with the terms of the executive severance agreement, including that the executive officer must agree not to compete with the Company or solicit customers or employees of the Company for two years after termination of employment. The severance benefit consists of the following:

●

A severance payment equal to one time (two times for the CEO) base salary plus target bonus, payable over the 12 months (24 months for the CEO) following termination. Any amount over the lesser of (a) $460,000, $490,000 or $560,000 (whichever is applicable per the individual’s agreement) or (b) two times the executive’s annualized compensation based upon the annual rate of pay for services to the Company for the calendar year prior to the calendar year in which the date of termination occurs, shall be paid out in a lump sum at the earliest of the executive’s death or six months after the date of termination.

●	The executive is entitled to medical and dental insurance over 12 months (18 months for the CEO).
●	Outplacement services with a value up to $20,000.

Benefits under the DC Restoration Plan are not accelerated or automatically vested upon involuntary not for cause termination or good reason termination.

Involuntary (Not for Cause) Termination or Good Reason Termination after a Change-in-Control

We have entered into a change-in-control agreement with each of the NEOs. The initial three-year term of these agreements automatically extends for an additional year on each subsequent anniversary of the agreement unless our Board of Directors gives notice of non-renewal prior to an anniversary date. A protected period of 24 months follows each change-in-control of H.B. Fuller under the terms of these agreements. If during this protected period, the executive officer is terminated by the Company for any reason other than cause or disability, or the executive officer terminates his or her employment for good reason (including demotion, pay cut or certain relocations), the executive officer is entitled to receive a lump sum payment from us. The payment consists of the following:

●	The executive will receive a target STIP payment prorated to the date of the termination without application of any denial provisions based on unsatisfactory personal performance or any other reason.
●

A severance payment equal to three times the sum of: (a) the executive’s highest base salary, on an annualized basis, established by us during the period commencing three months prior to the occurrence of the change-in-control and ending on the date of the executive’s termination of employment; plus (b) the executive’s target annual incentive in effect immediately prior to the change-in-control.

●	A payment for outplacement services of up to $25,000.
●	In addition, the executive is entitled to medical and dental benefits for a three-year period following the termination of employment.

The Company does not include a tax gross-up provision for change-in-control agreements entered into starting in mid-fiscal year 2018 (for Mr. Clark, Mr. Malik, and Mr. Tometich). The Company instead references a best of net provision whereby the individual is responsible for any excise tax, or the benefit is reduced to not trigger an excise tax. The Company would calculate both scenario estimates and the individual would receive the provision with the highest after-tax benefit estimate. For Mr. Owens, Mr. Corkrean and Mr. Cai, who entered into change-in-control agreements before fiscal year 2018, in the event severance payments are made to NEOs due to a change-in-control and if they are subject to an excise tax imposed by Section 280G of the Internal Revenue Code, where the 280G parachute value does not exceed 330% of the executive’s base amount, we will reduce the payments and benefits. Under these

H. B. FULLER | 2022 Proxy Statement 53

EXECUTIVE COMPENSATION

circumstances, the payments and benefits will be reduced so that the amount of the payments equals 299% of the base amount, which is the maximum amount that can be paid without imposition of an excise tax. If the payments and benefits are subject to an excise tax, where the 280G parachute value exceeds 330% of the executive’s base amount, we have agreed to reimburse the executive for the excise tax and for any taxes imposed upon the reimbursement. This is typically called a “gross-up”. The effects of the Internal Revenue Code are unpredictable and executive officers may have very different and unexpected effects based on their own compensation history. Therefore, these payments are intended to place an executive officer in the same position that they would have been in had they received the payments for reasons other than a change-in-control. The payments are not meant to pay regular income tax payments for an executive officer.

We have other compensatory arrangements with our NEOs that will be affected by a change-in-control. The DC Restoration Plan provides that if within two years after a change-in-control, we terminate a NEO’s employment without cause or the NEO terminates his or her employment for good reason (as defined in this plan), then three years shall be added to the participant’s years of credited service for purposes of determining benefits under the plan.

In addition, in the event of a change-in-control, all RSUs and any unvested stock options outstanding under our stock incentive plans immediately vest in full. For PSU grants and for Mr. Owens’ 2021 PSO grant, if termination under a change-in-control occurs during the performance period, the participant is entitled to vesting based on, and assuming that, performance would have been achieved at the target level. For any executive equity grant agreements beginning mid-fiscal year 2018, a double trigger will be required prior to accelerated equity vesting. This means that there must be a change-in-control of the Company and a termination of employment (or a material change to the NEO’s terms of employment (such as demotion, reduction in compensation or required relocation)) for vesting to accelerate.

Payments upon Death or Disability

In the event of a death or disability as of the last business day of the fiscal year, a NEO’s compensation would be affected as follows:

●

Stock options and RSUs would vest at death and at disability. For PSU grants and for Mr. Owens’ 2021 PSO grant, if death or disability occurs during the performance period, the participant is entitled to vesting based on, and assuming that, performance would have been achieved at the target level.

●	Benefits under the DC Restoration Plan would vest at death or disability.

H. B. FULLER | 2022 Proxy Statement 54

EXECUTIVE COMPENSATION

EXECUTIVE BENEFIT AND PAYMENTS UPON TERMINATION—FISCAL YEAR 2021

The following table shows potential estimated payments to the NEOs in this Proxy Statement upon (1) voluntary termination or retirement, (2) involuntary (not for cause) or good reason termination, (3) involuntary (not for cause) or good reason termination after a change-in-control, and (4) death or disability. The table assumes that the termination was effective on the last business day of the fiscal year and contains estimates of amounts that would be paid to the NEOs upon termination in addition to the base salary and short-term incentive earned by the executives during the fiscal year. Actual amounts payable to any NEO would only be determined after an actual event of termination. Due to his resignation prior to fiscal 2021 year end, Mr. Tometich was not eligible to receive any payments upon a termination at fiscal year end.

Name	Voluntary Termination or Retirement ($)		Involuntary Not For Cause or Good Reason ($)	Payments upon Involuntary (not for cause) or Good Reason Termination after a Change- in-Control ($)	Death or Disability ($)
James J. Owens	21,433,577	[1]	26,928,072	28,311,475	21,433,577

John J. Corkrean	-		1,032,767	8,593,465	3,540,943

Theodore M. Clark	2,902,610		3,925,566	5,078,107	3,017,230

Zhiwei Cai	-		935,517	6,861,650	2,271,377

M. Shahbaz Malik	-		713,967	3,481,672	1,407,537

(1) This value assumes Mr. Owens receives his PSO grant at target value.

H. B. FULLER | 2022 Proxy Statement 55

CEO PAY RATIO DISCLOSURE

As required by SEC rules and regulations, we are providing the following information regarding the ratio of the median annual total compensation of our employees and the annual total compensation of our CEO. For the fiscal year ended November 28, 2021:

●	The median of the annual total compensation of all employees of our company was reasonably estimated to be $72,205.
●	The annual total compensation of our CEO, Mr. Owens was $11,608,854.
●	Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees is estimated to be 161 to 1.

To identify our median employee, we began by considering everyone employed by us globally on September 3, 2021, which included approximately 6,522 employees. We then calculated total cash compensation for each employee including both current base salary and target cash incentive, and we annualized this amount for employees who commenced employment during the 2021 fiscal year. To calculate total cash compensation for any employee that we paid in currency other than U.S. Dollars, we converted to U.S. Dollars using the same exchange rate used for financial reporting purposes. We then analyzed the compensation amounts for all our employees to determine our median employee. As permitted by SEC rules and regulations, we excluded leased employees and independent contractors.

We changed the date which we use for determining the medial employee from September 30 to September 3 to better align with our quarter end process and reporting. For purposes of the calculation, we added together all the elements of the median employee’s compensation for fiscal year 2021 in the same way that we calculate the annual total compensation of our NEOs (including the CEO) in the “Summary Compensation Table”. To calculate our ratio, we divided Mr. Owens’ annual total compensation, as reported in the “Summary Compensation Table” above, by the median employee’s annual total compensation.

H. B. FULLER | 2022 Proxy Statement 56

PROPOSAL 3—NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is providing shareholders with an advisory (non-binding) vote on the compensation of our NEOs as disclosed in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure contained in this Proxy Statement.

The Company is asking shareholders to indicate their support for the compensation of our NEOs described in this Proxy Statement. The Company has designed its executive compensation program to attract, motivate, reward, and retain the executive talent required to achieve our corporate growth objectives and increase shareholder value. We believe that our compensation policies and procedures are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders.

In deciding how to vote on this proposal, the Board urges you to consider the following factors:

•	The Compensation Committee has designed our executive compensation program to be competitive with the compensation offered by those peers with whom we compete for management talent.
•

The Compensation Committee believes the Company’s executive compensation programs have been effective at providing our executive officers with incentive to achieve short-term financial performance goals and to engage long-term decision making that is in the best interests of our shareholders.

•

Effective for LTIP awards granted in fiscal year 2021 and thereafter, PSUs moved from three-year ratable vesting to three-year cliff vesting. The ROIC metric for these PSUs did not change. However, the metric now has a three-year target. Cliff vesting better aligns with our focus on overall ROIC performance over the three-year performance period of the award, incentivizes long-term strategic thinking and behavior, and enhances the retention value of the award

•	Company best practices include:
•

A policy regarding “claw-backs” of executive and key manager incentive compensation if there is a material restatement of the Company’s financial statements or if there is misconduct by an executive or key manager;

•	A prohibition on hedging, pledging and certain other transactions in the Company's securities by directors and executive officers;
•	Policies for responsible share usage and governance of our equity compensation plans, including a prohibition on re-pricing of stock options;
•	For equity grants to NEOs, beginning in mid-fiscal year 2018, a double-trigger for accelerated equity vesting upon a change-in-control;
•	Removal of tax gross-up provisions from change-in-control agreements entered into beginning in mid-fiscal year 2018; and
•	Stock ownership goals of five times base salary for our CEO and three times base salary for our other executive officers, which goals are reviewed annually.

Accordingly, the Company is asking shareholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the H.B. Fuller Company named executive officers, as disclosed in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement.”

This advisory vote on executive compensation is not binding on the Board. However, the Board will consider the result of the vote when determining future executive compensation arrangements. The Company currently conducts annual advisory votes on executive compensation.

The Board of Directors recommends a vote FOR adoption of the resolution approving the compensation of the Company’s named executive officers, as described in the “Compensation Discussion and Analysis” section and the related tabular and narrative disclosure set forth in this Proxy Statement.

H. B. FULLER | 2022 Proxy Statement 57

QUESTIONS AND ANSWERS ABOUT THE MEETING

What is the purpose of the meeting?

At our Annual Meeting, shareholders will act upon the matters disclosed in the Notice of Annual Meeting of Shareholders that accompanies this Proxy Statement. These matters include the election of three directors, a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement (the “Say on Pay Proposal”) and the ratification of the appointment of our independent registered public accounting firm.

How can I attend the virtual meeting and vote my shares during the meeting?

If you are a shareholder of record, you may attend the meeting and vote your shares electronically during the virtual meeting by visiting www.virtualshareholdermeeting.com/FUL2022. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials to enter the Annual Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts. However, even if you currently plan to attend the virtual meeting, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide to not attend the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page. The virtual meeting website will also present an option for you to attend the Annual Meeting as a guest without logging in, but guests will not be able to vote during the Annual Meeting.

If you are a participant in the 401(k) Plan or the H.B. Fuller Canada Retirement & Savings Plan (“CRS Plan”), you may submit a proxy vote as described above, but you may not vote your 401(k) Plan shares in those plans during the virtual meeting.

How will management respond to questions during the virtual meeting?

The Company has held its Annual Meeting of Shareholders as a virtual meeting webcast via the Internet since 2016. While our Annual Meeting is just one of the forums where we engage with shareholders, it is an important one. The Board believes that holding the Annual Meeting in a virtual format provides the opportunity for participation by a broader group of shareholders, while reducing the costs and environmental impact associated with planning, holding, and arranging logistics for an in-person meeting and helps to safeguard public health during the COVID-19 pandemic. We welcome your suggestions on how we can improve our virtual meeting and make it more effective and efficient.

Management will respond to questions from shareholders in the same way as it would if the Company held an in-person meeting. Shareholders who wish to submit a question to the Company for the meeting may do so in advance at www.proxyvote.com and live during the meeting at www.virtualshareholdermeeting.com/FUL2022. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials to enter the Annual Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.

We intend that the virtual meeting format provide shareholders a level of participation and transparency as close as possible to the traditional in-person meeting format, and we take the following steps to ensure such an experience:

•	providing shareholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;
•	providing shareholders with the ability to submit appropriate questions real-time, limiting questions to one per shareholder unless time otherwise permits;
•

answering as many questions as possible in the time allotted for the meeting (the question-and-answer session will be limited to 15 minutes), without discrimination, if the questions are submitted in accordance with the meeting rules of conduct (for example, the Company does not intend to answer questions that are irrelevant to the business of the Company or to the business of the Annual Meeting);

H. B. FULLER | 2022 Proxy Statement 58

QUESTIONS AND ANSWERS ABOUT THE MEETING

•	if there are appropriate questions that we cannot answer during the meeting, we will post the questions and answers thereto on hbfuller.com in the Investor Relations area of our website; and
•

offering separate engagement opportunities with shareholders on appropriate matters of governance or other relevant topics as outlined under the “Communications with Directors” section on page 18 in this Proxy Statement.

How does the Board recommend that I vote?

The Board of Directors recommends a vote “FOR” each of the nominees for director, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 3, 2022 and “FOR” the Say on Pay Proposal.

Who is entitled to vote at the meeting?

If you were a shareholder of record at the close of business on February 9, 2022, you are entitled to vote at the meeting.

As of the record date, 53,023,068 shares of common stock of the Company were outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

If your shares are registered directly in your name, you are considered the “shareholder of record” with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and your shares are held in street name.

What are the voting rights of the shareholders?

Holders of common stock are entitled to one vote per share. Therefore, a total of 53,023,068 votes are entitled to be cast at the meeting. There is no cumulative voting for the election of directors.

How many shares must be present to hold the meeting?

A quorum is necessary to hold the meeting and conduct business. The presence of shareholders who can direct the voting of at least a majority of the outstanding shares of Common Stock as of the record date is considered a quorum. A shareholder is counted as present at the meeting if the shareholder logs in to the virtual meeting and votes at the meeting or if the shareholder has properly submitted a proxy by mail, telephone, or Internet.

How do I vote my shares?

You may give a proxy to be voted at the meeting either:

•	by Internet or telephone, by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card; or
•

if you received printed proxy materials, you may also vote by Internet, mail or telephone as instructed on the proxy card, or if you hold shares beneficially in street name, the voting instruction card provided to you by your broker, bank, trustee, or nominee.

The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. You may also vote at the virtual meeting as described in “Can I vote my shares during the virtual meeting?” below.

If you hold any shares of common stock in the 401(k) Plan or the CRS Plan, you are being provided access to the same proxy materials as any other shareholder of record. However, your proxy vote will serve as voting instructions to the plan trustee. The shares held in the 401(k) Plan and the CRS Plan will be voted by the applicable plan trustee.

H. B. FULLER | 2022 Proxy Statement 59

QUESTIONS AND ANSWERS ABOUT THE MEETING

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card?

It means you hold shares of common stock in more than one account. To ensure that all your shares are voted, sign and return each proxy card or voting instruction card or, if you vote by telephone or via the Internet, vote once for each proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials you receive.

What vote is required for the proposals to be approved?

Each director is elected by a plurality of the votes cast, meaning that the three nominees receiving the most votes will be elected. However, in an uncontested election, if a nominee for director receives a greater number of votes “WITHHELD’ from his or her election than votes “FOR” such election, the director shall submit to the Board a letter of resignation for consideration. See the heading “Director Elections” in the “Corporate Governance” section of this Proxy Statement for more information. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm and the Say On Pay Proposal, the affirmative vote of a majority of the shares of common stock represented and entitled to vote on each proposal is required, provided that the total number of shares of common stock that vote in favor of the proposal represents more than 25% of the shares outstanding on the record date.

How are votes counted?

Shareholders may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for election to the Board. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of the appointment of Ernst & Young LLP and the Say on Pay Proposal.

If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum. If you ABSTAIN from voting on any proposal, your abstention has the same effect as a vote against that proposal. If you WITHHOLD authority to vote for one or more of the nominees for director, this withholding of authority to vote will have no effect on the election of any director from whom votes are withheld.

If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote under the rules of the NYSE. Shares that constitute broker non-votes will be present at the meeting for the purpose of determining a quorum but are not considered entitled to vote on the proposal in question. Your broker or nominee has discretionary authority to vote your shares on the ratification of Ernst & Young as our independent registered public accounting firm even if your broker or nominee does not receive voting instructions from you. Your broker or nominee may not vote your shares on the election of directors or the Say on Pay Proposal unless it receives voting instructions from you. Broker non-votes will generally have no effect in determining whether any proposals to be voted on at the meeting are approved.

What if I do not specify how I want my shares voted?

If you do not specify on your returned proxy card or voting instruction card (or when giving your proxy by telephone or via the Internet) how you want to vote your shares, we will vote them:

•	FOR all the nominees for director;
•	FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal year ending December 3, 2022;
•	FOR the Say on Pay Proposal; and
•	with respect to such other matters that may properly come before the meeting, in accordance with the judgment of the persons named as proxies.

H. B. FULLER | 2022 Proxy Statement 60

QUESTIONS AND ANSWERS ABOUT THE MEETING

Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote and revoke your proxy at any time before it is voted at the virtual meeting in any of the following ways:

•	by sending a written notice of revocation to our Corporate Secretary;
•	by submitting another properly signed proxy card later to our Corporate Secretary;
•	by submitting another proxy by telephone or via the Internet later; or
•	by voting electronically at the virtual meeting.

If you are a street name holder, please consult your broker, bank, trustee, or nominee for instructions on how to change your vote.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of shares held in street name. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements which are not expected to exceed $16,000 in total.

We are soliciting proxies primarily by mail. In addition, proxies may be solicited by telephone or facsimile, or personally by our directors, officers, and regular employees. These individuals will receive no compensation (other than their regular salaries) for these services.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of paper copies?

In accordance with rules adopted by the SEC, we may furnish proxy materials to our shareholders by providing access to these documents on the Internet instead of mailing printed copies. In general, you will not receive printed copies of the materials unless you request them. Instead, we mailed you the Notice of Internet Availability of Proxy Materials (unless you have previously consented to electronic delivery or already requested to receive paper copies), which instructs you as to how you may access and review all the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials explains how to submit your proxy over the Internet or by telephone. If you would like to receive a paper copy or e-mail copy of the proxy materials, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials.

Are the proxy and related materials available electronically?

Yes. Our Proxy Statement and 2021 Annual Report, including our Annual Report on Form 10-K, are available at www.proxyvote.com.

Will any other business be considered at the meeting?

Our Bylaws provide that a shareholder may present a proposal at the Annual Meeting that is not included in this Proxy Statement only if proper written notice was received by us. No shareholder has given the timely notice required by our Bylaws to present a proposal at the Annual Meeting. The Board does not intend to present any other matters for a vote at the Annual Meeting. If you wish to present a proposal at the 2023 Annual Meeting, please see “How can a shareholder present a proposal at the 2023 Annual Meeting?” As of the date of this Proxy Statement, we do not know of any other business to be presented for consideration at the Annual Meeting.

How can a shareholder present a proposal at the 2023 Annual Meeting?

For a shareholder proposal to be considered for inclusion in our Proxy Statement for the 2023 Annual Meeting, the written proposal must be received at our principal executive offices by the close of business on October 26, 2022. The proposal must comply with SEC rules regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

H. B. FULLER | 2022 Proxy Statement 61

QUESTIONS AND ANSWERS ABOUT THE MEETING

If a shareholder wishes to present a proposal or to nominate a director at the 2023 Annual Meeting that would not be included in our Proxy Statement for such meeting, the shareholder must provide notice to us no later than the close of business on January 6, 2023 and no earlier than the close of business on December 8, 2022. The proposal must comply with the requirements set forth in our Bylaws. Please contact the Corporate Secretary for a description of the steps to be taken to present such a proposal or to nominate a director.

How can a shareholder get a copy of the Company’s 2021 Annual Report on Form 10-K?

If you receive a printed copy of the proxy materials in the mail, our 2021 Annual Report, including our Annual Report on Form 10-K for the year ended November 27, 2021, accompanies this Proxy Statement. The 2021 Annual Report, including our Annual Report on Form 10-K, is also available via the internet in the “Financials” section of our Investor Relations page of our website (www.hbfuller.com). If requested, we will provide you a paper copy of the 2021 Annual Report, including our Annual Report on Form 10-K without charge. We will also provide you with copies of any exhibits to the Form 10-K, upon written request and upon payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request a paper copy of the 2021 Annual Report, or paper copies of exhibits to the Form 10-K by writing to the Corporate Secretary, H.B. Fuller Company, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

How do I contact the Corporate Secretary?

The Corporate Secretary is Timothy J. Keenan. The mailing address is the Office of the Corporate Secretary, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

H. B. FULLER | 2022 Proxy Statement 62

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC rules allow a single copy of the Proxy Statement, Annual Report and Notice of Internet Availability of Proxy Materials to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household H.B. Fuller proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials, or if you are receiving multiple copies of either document and you wish to receive only one, please notify your broker. The Company will deliver promptly upon written or oral request a separate copy of our Proxy Statement, Annual Report and/or Notice of Internet Availability of Proxy Materials to a shareholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, shareholders should contact the Corporate Secretary, H.B. Fuller Company, at P.O. Box 64683, St. Paul, Minnesota 55164-0683, or call (651) 236-5825.

H. B. FULLER | 2022 Proxy Statement 63

ANNEX A

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

Certain financial information presented in this proxy statement does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported financial results of the Company determined in accordance with GAAP. We have included this non-GAAP information to assist in understanding the operating performance of the Company as well as the comparability of results. Such non-GAAP information provided may not be consistent with methodologies used by other companies. The non-GAAP information is reconciled with the most directly comparable GAAP results in the tables below. All information is in thousands (except per share amounts) and is unaudited.

ADJUSTED DILUTED EARNINGS PER SHARE – NON-GAAP RECONCILIATION

	For the Fiscal Year Ended November 27, 2021	For the Fiscal Year Ended November 28, 2020	Fiscal Year 2020 to Fiscal Year 2021 Increase (Decrease)
Net income attributable to H.B. Fuller	$161,393	$123,719	30%
Acquisition project costs	5,622	(502)
Organizational realignment	12,699	13,971
Royal restructuring and integration	4,195	9,430
Tax reform	-	(35)
Project One	9,426	5,402
Other	(146)	1,459
Discrete tax items	4,272	1,152
Income tax effect on adjustments	(8,872)	(5,687)
Adjusted net income attributable to H.B. Fuller	$188,589	$148,909
Diluted shares	54,315	52,520
Diluted earnings per share (GAAP)	$2.97	$2.36	26%
Adjusted diluted earnings per share (Adjusted EPS) non-GAAP[1]	$3.47	$2.84	22%

(1)

Adjusted EPS is a non-GAAP financial measure and excludes the after-tax items shown on the reconciliation table above, including costs related to accounting for acquisitions, costs associated with organizational realignment to support the Company’s strategic plan; costs associated with the integration and restructuring of the acquired Royal business; costs (benefits) associated with U.S. tax reform; Project ONE development costs; and other costs.

In calculating results used for our STIP, additional adjustments are made to non-GAAP business results used for financial reporting purposes to eliminate the impact of acquisitions (for Adjusted EBITDA and Adjusted Net Revenue, but not for Adjusted EPS) and other items to ensure that actual results used for our STIP are comparable to targets. See footnote 3 on page 37 in the “Compensation Discussion and Analysis” section of this Proxy Statement for more information.

NET REVENUE - GAAP AMOUNT TO ADJUSTED NET REVENUE

AMOUNT USED FOR THE STIP

Fiscal Year Ended November 27, 2021

Net Revenue (GAAP)	$3,278,031
Foreign Exchange Adjustment to Budget Rates	(48,262)
Adjusted Net Revenue – STIP (non-GAAP)	$3,229,769

H. B. FULLER | 2022 Proxy Statement A-1

ANNEX A RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

NET INCOME - GAAP AMOUNT TO ADJUSTED EBITDA USED FOR THE STIP

Fiscal Year Ended November 27, 2021

	For the Fiscal Year Ended November 27, 2021	For the Fiscal Year Ended November 28, 2020	Fiscal Year 2020 to Fiscal Year 2021 Increase (Decrease)

Net Income attributable to H.B. Fuller (GAAP)	$161,393	$123,719
Adjustments
Acquisition project costs	5,622	(502)
Organizational realignment	12,699	13,971
Royal restructuring and integration	4,195	9,430
Tax reform	-	(35)
Project One	9,426	5,402
Other	(146)	1,459
Discrete tax items	4,272	1,152
Income tax effect on adjustments	(8,872)	(5,687)
Adjusted Net Income	$188,589	148,909
Add:
Interest expense	78,175	84,619
Interest income	(9,476)	(11,417)
Income taxes	67,632	46,456
Depreciation and Amortization expense	142,003	138,242
Adjusted EBITDA (non-GAAP)	466,923	406,809	15%
Foreign Exchange Adjustment to Budget Rates	(8,361)	231
Adjustments for acquisitions	-	(1,519)
Adjusted EBITDA – STIP (non-GAAP)	$458,562	$405,521

H. B. FULLER | 2022 Proxy Statement A-2

ANNEX A RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

ENGINEERING ADHESIVES (“EA”) SEGMENT NET REVENUE - GAAP AMOUNT

TO ADJUSTED NET REVENUE USED FOR THE STIP

Fiscal Year Ended November 27, 2021

	Fiscal Year Ended November 27, 2021	Fiscal Year Ended November 28, 2020	Fiscal Year 2020 to Fiscal Year 2021 Increase (Decrease)
EA Segment Revenue (GAAP)	$1,371,756	$1,088,313	26%
Foreign Exchange Adjustment to Budget Rates	(26,998)	1,671
EA Segment Net Revenue - STIP (non-GAAP)	$1,344,758	$1,089,984	23%

EA SEGMENT ADJUSTED NET INCOME - GAAP AMOUNT

TO ADJUSTED EBITDA USED FOR THE STIP

Fiscal Year Ended November 27, 2021

	Fiscal Year Ended November 27, 2021	Fiscal Year Ended November 28, 2020	Fiscal Year 2020 to Fiscal Year 2021 Increase (Decrease)
EA Adhesives Segment Net Income (GAAP)	$146,050	$109,813
Add: Depreciation and Amortization	61,081	58,102
Adjusted EBITDA	207,131	167,915	23%
Foreign Exchange Adjustment to Budget Rates	(5,781)	(1,773)
EA Adhesives Segment Adjusted EBITDA – STIP (non-GAAP)	$201,350	$166,142	21%

H. B. FULLER | 2022 Proxy Statement A-3

ANNEX A RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

CONSTRUCTION ADHESIVES (“CA”) SEGMENT

NET REVENUE - GAAP AMOUNT TO ADJUSTED NET REVENUE USED FOR THE STIP

Fiscal Year Ended November 27, 2021

	Fiscal Year Ended November 27, 2021	Fiscal Year Ended November 28, 2020	Fiscal Year 2020 to Fiscal Year 2021 Increase (Decrease)
CA Segment Revenue (GAAP)	$433,519	$369,170	17%
Adjustments for acquisitions		(1,133)
Foreign Exchange Adjustment to Budget Rates	(3,011)	600
CA Segment Adjusted Net Revenue – STIP (non-GAAP)	$430,508	$368,637	17%

CA SEGMENT NET INCOME - GAAP AMOUNT TO ADJUSTED EBITDA USED FOR THE STIP

Fiscal Year Ended November 27, 2021

	Fiscal Year Ended November 27, 2021	Fiscal Year Ended November 28, 2020	Fiscal Year 2020 to Fiscal Year 2021 Increase (Decrease)
CA Segment Net Income (GAAP)	$22,887	$15,881
Add: Depreciation and Amortization	35,003	35,811
Adjusted EBITDA	57,890	51,692	12%
Adjustments for acquisitions	-	(241)
Foreign Exchange Adjustment to Budget Rates	(267)	(56)
CA Segment Adjusted EBITDA – STIP (non-GAAP)	$57,623	$51,395	12%

H. B. FULLER | 2022 Proxy Statement A-4

ANNEX A RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

HYGIENE, HEALTH AND CONSUMABLE (“HHC”) ADHESIVES SEGMENT

NET REVENUE - GAAP AMOUNT TO ADJUSTED NET REVENUE USED FOR THE STIP

Fiscal Year Ended November 27, 2021

	Fiscal Year Ended November 27, 2021	Fiscal Year Ended November 28, 2020	Fiscal Year 2020 to Fiscal Year 2021 Increase (Decrease)
HHC Adhesives Segment Revenue (GAAP)	$1,472,756	1,332,786	10.5%
Adjustments for acquisitions	-	(19,921)
Foreign Exchange Adjustment to Budget Rates	(18,253)	31,369
HHC Adhesives Segment Adjusted Net Revenue – STIP (non-GAAP)	$1,454,503	$1,344,234	8%

HHC ADHESIVES SEGMENT NET INCOME - GAAP AMOUNT

TO ADJUSTED EBITDA USED FOR THE STIP

Fiscal Year Ended November 27, 2021

	Fiscal Year Ended November 27, 2021	Fiscal Year Ended November 28, 2020	Fiscal Year 2020 to Fiscal Year 2021 Increase (Decrease)
HHC Adhesives Segment Net Income (GAAP)	$151,560	138,119
Add: Depreciation and Amortization	45,919	44,329
Adjusted EBITDA	197,479	182,448	8%
Adjustments for acquisitions	-	(1,398)
Foreign Exchange Adjustment to Budget Rates	(2,148)	2,002
HHC Adhesives Segment Adjusted EBITDA – STIP (non-GAAP)	$195,331	$183,052	7%

H. B. FULLER | 2022 Proxy Statement A-5

ANNEX A RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

OPERATING INCOME – GAAP AMOUNT TO ROIC USED FOR THE LTIP

Fiscal Year ended November 27, 2021

Operating Income (GAAP)	252,622
Other income (expense), net[1]	32,070
Adjustments for Acquisitions	2,848
Adjustments[2]	35,814
Adjusted Operating Income	323,354

Tax Expense	(87,952)
Income from equity method investments	7,657
Net operating profit after tax	243,059

Invested Capital[b]	3,167,972

ROIC (a/b) (non-GAAP)	7.7%

(1)	All components of net periodic pension (cost) benefit and net periodic retirement postretirement benefit (cost) other than service (cost) benefit.
(2)

Adjustments include the following pre-tax items: costs related to accounting for acquisitions; costs associated with organizational realignment to support the Company’s strategic plan; costs associated with the integration and restructuring of the acquired Royal Adhesives business; costs (benefits) associated with U.S. tax reform; Project ONE development and other costs.

Acquisition project costs	5,621
Organizational realignment	12,089
Royal restructuring and integration	4,278
Project One	9,426
Other	4,400
Total Adjustments	35,814

H. B. FULLER | 2022 Proxy Statement A-6

H.B. FULLER COMPANY  VOTE BY INTERNET  Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on April 6, 2022. For the 401(k) Plan, your instructions must be received no later than 11:59 p.m. Eastern Time on Monday, April 4, 2022 to be counted. For the Canadian Plan, your instructions must be received no later than 4:00 p.m. Eastern Time on March 31, 2022, to be counted. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/FUL2022  You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on April 6, 2022. For the 401(k) Plan, your instructions must be received no later than 11:59 p.m. Eastern Time on Monday, April 4, 2022 to be counted. For the Canadian Plan, your instructions must be received no later than 4:00 p.m. Eastern Time on March 31, 2022, to be counted. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  D66877-P64240  For All  Withhold All  For All Except  To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.  H.B. FULLER COMPANY  The Board of Directors recommends you vote FOR the following:  1. The election of three directors named in the attached Proxy Statement. Three directors will serve for a three-year term until the 2025 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier resignation or removal.  Nominees:  01) Michael J. Happe (Class II)  02) James J. Owens (Class II)  03) Dante C. Parrini (Class II)  For  Against  Abstain  The Board of Directors recommends you vote FOR the following proposals: 2. The ratification of the appointment of Ernst & Young LLP as H.B. Fuller's independent registered public accounting firm for the fiscal year ending December 3, 2022.  3. A non-binding advisory vote to approve the compensation of our named executive officers as disclosed in the Proxy Statement.  NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the persons named in the proxy statement will vote in their discretion.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.P.O. BOX 64683 ST. PAUL, MN 55164-0683 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.  D66878-P64240 H.B. FULLER COMPANY Annual Meeting of Shareholders April 7, 2022 This proxy is solicited by the Board of Directors For Registered Shareholders: The undersigned, revoking all prior proxies, appoints James J. Owens, John J. Corkrean and Timothy J. Keenan, or any one or more of them, as proxies, with full power of substitution, to represent the undersigned and to vote, as indicated on the reverse side and otherwise in their discretion upon such other matters as may properly come before the meeting, all shares of the common stock of H.B. Fuller Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held over the Internet at www.virtualshareholdermeeting.com/FUL2022 on Thursday, April 7, 2022 at 10:00 a.m. Central Time, and at any adjournment thereof. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting. For participants in the H. B. Fuller Company 401(k) & Retirement Plan (the "401(k) Plan") and the H.B. Fuller Canada Retirement & Savings Plan(the "Canadian Plan"): This voting instruction form is sent to you on behalf of Great-West Trust Company, LLC as Trustee of the 401(k) Plan and on behalf of Investors Group Trust Company, Ltd. as Trustee of the Canadian Plan. Please complete this form on the reverse side, sign your name exactly as it appears on the reverse side, and return it in the enclosed envelope. For the 401(k) Plan, your instructions must be received no later than 11:59 p.m. Eastern Time on Monday, April 4, 2022, to be counted. For the Canadian Plan, your instructions must be received no later than 4:00 p.m. Eastern Time on March 31, 2022, to be counted. As a participant in the 401(k) Plan or the Canadian Plan, the undersigned hereby directs the appropriate above-named Trustee, to vote all shares of common stock of H.B. Fuller Company represented by the undersigned's proportionate interest in the 401(k) Plan or the Canadian Plan(as applicable) at the Annual Meeting of Shareholders to be held on Thursday, April 7, 2022 at 10:00 a.m. Central Time, and at any adjournment thereof, upon the matters set forth on the reverse side and upon such other matters as may properly come before the meeting. Only the applicable Trustee can vote these shares. You cannot vote these shares at the Annual Meeting. Continued and to be signed on reverse side